EXHIBIT 4.2

                                                                  EXECUTION COPY

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                   BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                  as Depositor,

                              IHE FUNDING CORP. II,
                                 as Transferor,

                       IRWIN UNION BANK AND TRUST COMPANY,
                               as Master Servicer,

                      IRWIN HOME EQUITY LOAN TRUST 2001-2,
                                   as Issuer,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                              as Indenture Trustee



                          SALE AND SERVICING AGREEMENT

                           Dated as of August 31, 2001

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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I     DEFINITIONS..................................................1

        Section 1.01.  Definitions...................................1
        Section 1.02.  Interpretive Provisions.......................2
        Section 1.03.  Interest Calculations.........................2

ARTICLE II    CONVEYANCE OF MORTGAGE LOANS.................................2

        Section 2.01.  Conveyance of Initial Mortgage Loans..........2
        Section 2.02.  Conveyance of Subsequent Mortgage Loans.......3
        Section 2.03.  Treatment of Transfer.........................6
        Section 2.04.  Mortgage File.................................8
        Section 2.05.  Representations and Warranties of
                       the Master Servicer...........................8
        Section 2.06.  Representations and Warranties of
                       the Issuer....................................9
        Section 2.07.  Representations and Warranties of the
                       Depositor....................................10
        Section 2.08. Representations and Warranties of the Transferor Regarding the Mortgage Loans;
                       Retransfer of Certain Mortgage Loans.........11
        Section 2.09.  Enforcement of Representations and
                       Warranties...................................12
        Section 2.10.  Future Advances..............................13

ARTICLE III   ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........13

        Section 3.01.  Appointment of the Master Servicer..............13
        Section 3.02.  Subservicing Agreements Between the Master
                       Servicer and Subservicers.......................15
        Section 3.03.  Collection of Mortgage Loan Payments............17
        Section 3.04.  Permitted Withdrawals from the Collection
                       Account.........................................17
        Section 3.05.  Maintenance of Insurance........................18
        Section 3.06.  Fidelity Bond; Errors and Omissions Policy......20
        Section 3.07.  Enforcement of Due-on-Sale Clauses;
                       Assumption Agreements...........................20
        Section 3.08.  Realization upon Defaulted Mortgage Loans.......21
        Section 3.09.  Indenture Trustee to Cooperate; Release
                       of Mortgage Files; Trust Estates;
                       Related Documents...............................22
        Section 3.10.  Servicing Fee; Payment of Certain Expenses
                       by Master Servicer..............................24
        Section 3.11.  Access to Certain Documentation and
                       Information Regarding the Mortgage Loans........24
        Section 3.12.  Reserved........................................24
        Section 3.13.  Recordation of Assignments......................24
        Section 3.14.  Annual Statement as to Compliance...............25
        Section 3.15.  Annual Independent Public Accountants'
                       Servicing Report................................25
        Section 3.16.  Reserved........................................25
        Section 3.17.  Indemnification; Third-Party Claims.............25
        Section 3.18.  Maintenance of Existence and Licenses; Merger
                       or Consolidation of the Master Servicer.........26
        Section 3.19.  Excluded Amounts................................26
        Section 3.20.  Letters of Credit...............................26

ARTICLE IV    SERVICING CERTIFICATE....................................28

        Section 4.01.  Servicing Certificate...........................28

ARTICLE V     THE ACCOUNTS.............................................30

        Section 5.01.  Accounts........................................30
        Section 5.02.  Collection Account..............................31
        Section 5.03.  Trustee Collection Account......................32
        Section 5.04.  Pre-Funding Account.............................33
        Section 5.05.  Funding Account.................................33
        Section 5.06.  Capitalized Interest Account....................34
        Section 5.07.  Reserved........................................35

ARTICLE VI    THE MASTER SERVICER......................................35

        Section 6.01.  Liability of the Master Servicer................35
        Section 6.02.  Merger or Consolidation or Assumption of the
                       Obligations of the Master Servicer..............35
        Section 6.03.  Limitation on Liability of the Master
                       Servicer and Others.............................36
        Section 6.04.  Master Servicer Not to Resign...................36
        Section 6.05.  Delegation of Duties............................37
        Section 6.06.  Indenture Trustee Fees and Expenses;
                       Indemnification.................................37
        Section 6.07.  Indemnification of Owner Trustee by Master
                       Servicier.......................................38

ARTICLE VII   DEFAULT..................................................39

        Section 7.01.  Default.........................................39
        Section 7.02.  Indenture Trustee to Act; Appointment of
                       Successor.......................................41
        Section 7.03.  Notification to Securityholders.................42

ARTICLE VIII  MISCELLANEOUS PROVISIONS.................................42

        Section 8.01.  Amendment.......................................42
        Section 8.02.  Governing Law...................................43
        Section 8.03.  Notices.........................................43
        Section 8.04.  Severability of Provisions......................43
        Section 8.05.  Third-Party Beneficiaries.......................43
        Section 8.06.  Counterparts....................................44
        Section 8.07.  Effect of Headings and Table of Contents........44
        Section 8.08.  Termination; Clean-Up Call......................44
        Section 8.09.  Certain Matters Affecting the Indenture
                       Trustee.........................................44
        Section 8.10.  Owner Trustee Not Liable for Mortgage
                       Documents or Related Documents..................45
        Section 8.11.  Reserved........................................45
        Section 8.12.  Limitation of Liability of Owner Trustee........45

EXHIBITS

Exhibit A       Mortgage Loan Schedule................................A-1
Exhibit B       Limited Power of Attorney.............................B-1
Exhibit C       Request for Release of Documents......................C-1
Exhibit D       Form of Subsequent Transfer Agreement.................D-1
Exhibit E       Form of Initial/Final Certification of Trustee........E-1



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     This Sale and Servicing Agreement (the "Agreement"), dated as of August 31,
2001, is among Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), IHE Funding Corp. II, as Transferor (the "Transferor"), Irwin
Union Bank and Trust Company, as master servicer (the "Master Servicer"), Irwin Home Equity Loan Trust 2001-2, as issuer (the "Issuer"), and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

     WHEREAS, pursuant to the terms of the Mortgage Loan Sale Agreement, Irwin Union Bank and Trust Company will sell to IHE Funding Corp. II and pursuant to the terms of the Purchase and Sale Agreement, IHE Funding Corp. II will sell to Bear Stearns Asset Backed Securities, Inc. the Initial Mortgage Loans, together with the applicable Mortgage Documents and Related Documents on the Closing Date, and thereafter, until the end of the Managed Amortization Period, all Additional Balances relating thereto created on or after the Initial Cut-Off Date;

     WHEREAS, the Depositor will sell the Initial Mortgage Loans and all of its rights under the Purchase and Sale Agreement to the Issuer, together with the applicable Mortgage Documents and Related Documents on the Closing Date and thereafter, until the end of the Managed Amortization Period, all Additional Balances relating thereto created on or after the Initial Cut-Off Date;

     WHEREAS, pursuant to the terms of one or more Subsequent Transfer Agreements, until the end of the Pre-Funding Period, the Transferor will sell to the Issuer Subsequent Mortgage Loans, together with the applicable Mortgage Documents and Related Documents on one or more Subsequent Transfer Dates and thereafter, until the end of the Managed Amortization Period, all Additional Balances relating thereto created on or after the Initial Cut-Off Date;

     WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificate;

     WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes; and

     WHEREAS, pursuant to the terms of this Agreement, the Master Servicer will service the Mortgage Loans directly or through one or more Subservicers.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of August 31, 2001 (the "Indenture"), between the Issuer and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02. INTERPRETIVE PROVISIONS. Unless the context otherwise requires, (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time; (iii) "or" includes "and/or"; (iv) "including" means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) the term "proceeds" has the meaning ascribed thereto in the UCC;
(vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and (viii) references to a Person are also to such Person's permitted successors and assigns.

     Section 1.03. INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of any HELOC originated by the Master Servicer shall be made on an average daily balance basis using a 365/366 day year. All calculations of interest hereunder that are made in respect of substantially all HELOCs originated by Providian National Bank, any High LTV Mortgage Loan or any HEL originated before January 1, 2000 shall be made on a daily basis using a 365/366-day year; provided, that all calculations on HELs and High LTV Mortgage Loans originated on or after January 1, 2000 shall be made on the basis of a 360-day year assumed to consist of twelve 30-day months, except upon loan payoff, when interest is calculated on an actual 365/366 day basis. All calculations of interest on the Class IA-1 Notes, the Class IIA-1 Notes, the Class IIIA-1 Notes, the Subordinate Notes and the Variable Funding Notes shall be made on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days. All calculations of interest on any other Security shall be made on the basis of a 360-day year assumed to consist of twelve 30-day months. The calculation of the Servicing Fee shall be made on the basis of the actual number of days in the related Interest Period and a 360-day year.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

     Section 2.01. CONVEYANCE OF INITIAL MORTGAGE LOANS. In consideration of the Issuer's delivery to or upon the order of the Depositor of executed and authenticated Notes and Certificate, in authorized denominations and in aggregate amounts equal to the aggregate Initial Note Balance, the Depositor does hereby sell, transfer, assign and otherwise convey to the Issuer, in trust for the benefit of the Securityholders, without recourse, subject to the Depositor's obligations herein:

     (a) all right, title and interest of the Depositor in and to the Initial Mortgage Loans listed in Schedule A hereto and all interest accrued after the Initial Cut-Off Date and principal received relating to the Initial Cut-Off Date Principal Balances of the Initial Mortgage Loans, and any Additional Balances relating thereto;

     (b) all right, title and interest of the Depositor in the Lien on the Mortgaged Properties created by the related Mortgage Documents;

     (c) all right, title and interest of the Depositor in any Liquidation Proceeds and Insurance Proceeds covering the Initial Mortgage Loans or the related Mortgaged Properties or Mortgagors;

     (d) all right, title and interest (but none of the obligations) of the Depositor under the Purchase and Sale Agreement; and

     (e) any proceeds of the foregoing and all other assets included or to be included in the Trust for the benefit of the Securityholders.

     Section 2.02. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

     (a) Subject to the conditions set forth in Section 2.02(b), in consideration of the Issuer's delivery to or upon the order of the Transferor of the purchase price for the Subsequent Mortgage Loans, in each case as described below and set forth in the related Subsequent Transfer Agreement, the Transferor shall, on each Subsequent Transfer Date, sell, transfer, assign and otherwise convey to the Issuer, in trust for the benefit of the Securityholders, without recourse, subject to the Transferor's obligations herein and in the Purchase and Sale Agreement:

          (i) all right, title and interest of the Transferor in and to the Subsequent Mortgage Loans listed on the Mortgage Loan Schedule to the related Subsequent Transfer Agreement, and all interest accrued after the related Subsequent Cut-Off Date and principal received relating to the Principal Balances of the Subsequent Mortgage Loans as of the related Subsequent Cut-Off Date, and any Additional Balances relating thereto;

          (ii) all right, title and interest of the Transferor in the Lien on the related Mortgaged Properties created by the related Mortgage Documents;

          (iii) all right, title and interest of the Transferor in any Liquidation Proceeds and Insurance Proceeds relating to the Subsequent Mortgage Loans or the related Mortgagors; and

          (iv) any proceeds of the foregoing and all other assets included or to be included in the Trust for the benefit of the Securityholders.

     The purchase price to be paid by the Trust on each Subsequent Transfer Date for the Subsequent Mortgage Loans so sold and the allocation of such purchase price among monies reserved for Group I, Group II, and Group III shall be set forth in the related Subsequent Transfer Agreement, and shall be paid from monies released from the Pre-Funding Account pursuant to Section 5.04 hereof or the Funding Account pursuant to Section 5.05 hereof. Such purchase price shall equal the aggregate Principal Balance of such Subsequent Mortgage Loans as of the related Subsequent Cut-Off Date.

     (b) The Transferor shall transfer to the Issuer, and the Issuer shall accept transfer of, Subsequent Mortgage Loans and the other property and rights relating thereto described in paragraph (a) above on the related Subsequent Transfer Date only upon the satisfaction of each of the following conditions:

          (i) on or prior to such Subsequent Transfer Date, the Transferor shall have delivered to the Issuer an executed Subsequent Transfer Agreement substantially in the form of Exhibit D hereto, which shall include a list of the Subsequent Mortgage Loans to be so transferred;

          (ii) on or prior to such Subsequent Transfer Date, the Transferor shall have delivered to the Rating Agencies a data file with respect to the Subsequent Mortgage Loans, which shows that the composition of the Mortgage Loans in the aggregate following such proposed Subsequent Transfer Date is substantially similar to the composition of the Mortgage Loans in the aggregate as of the Closing Date;

          (iii) the Rating Agencies shall have confirmed the ratings of the Notes;

          (iv) the Transferor shall have caused the Master Servicer to deposit into the Collection Account all collections on or in respect of such Subsequent Mortgage Loans accrued after the related Subsequent Cut-Off Date but received prior to the related Subsequent Transfer Date;

          (v) as of the related Subsequent Transfer Date, neither the Master Servicer nor the Transferor shall be insolvent nor shall either of them be made insolvent by such transfer nor is either of them aware of any pending insolvency;

          (vi) such addition shall not result in a material adverse federal tax consequence to the Trust or the Securityholders;

          (vii) with respect to the Pre-Funded Subsequent Mortgage Loans, the Pre-Funding Period shall not have ended;

          (viii) the Transferor shall have delivered to the Issuer and the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph and in Section 7 of the related Subsequent Transfer Agreement;

          (ix) the Transferor shall have delivered to the Issuer and the Indenture Trustee an Opinion of Counsel relating to all Subsequent Mortgage Loans transferred to the Trust;

          (x) the Transferor shall have taken all actions required to maintain the ownership interest of the Trust in the Trust Estate, including such Subsequent Mortgage Loans;

          (xi) the Transferor or the Issuer shall not have been advised in writing by any Rating Agency (after prior notice thereto) on or before the related Subsequent Transfer Date that the conveyance of such Subsequent Mortgage Loans would result in a Rating Event;

          (xii) the Transferor shall have provided the Issuer with a supplement to the Mortgage Loan Schedule setting forth the Subsequent Mortgage Loans to be transferred on such Subsequent Transfer Date;

          (xiii) as of any Subsequent Transfer Date, taking into account the Subsequent Mortgage Loans being transferred, no more than 45% (by aggregate Principal Balance) of the Mortgage Loans in Group II and no more than 45% (by aggregate Principal Balance) of all of the Mortgage Loans in Groups I, II and III constitute "real estate mortgages" for the purposes of Treasury Regulation ss. 301.7701(i)-1(d) under the Code. For this purpose a Mortgage Loan constitutes a "real estate mortgage" if it satisfies either test set out in paragraph (1) or paragraph (2) below:

               (1) The fair market value of the interest in real property securing the obligation was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified). For purposes of this paragraph (1), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination;

               (2) Substantially all of the proceeds of the obligation were used for one or more of the following purposes: (i) to acquire an interest in real property; (ii) to improve an interest in real property; or (iii) to protect an interest in real property, that, at the origination date, is the only security for the obligation. For this purpose only, substantially all of the proceeds of the obligations means two-thirds or more of the gross proceeds. For purposes of this paragraph (2), the use of the proceeds of the related Mortgage Loan to retire an existing lien against the related Mortgaged Property is considered use of the proceeds to protect an interest in real property;

     (xiv) the Transferor will not select Mortgage Loans in a manner that it believes to be adverse to the interests of the Noteholders;

     (xv) as of the applicable Cut-Off Date, each such Mortgage Loan will satisfy the following criteria: (a) the Mortgage Loan may not be 60 or more days delinquent as of the related Cut-Off Date; (b) the original term to stated maturity of the Mortgage Loan will not be less than 60 months and will not exceed 360 months; (c) the Mortgage Loan may not provide for negative amortization; (d) any Mortgage Loan to be allocated to Group I will not have a Combined Loan-to-Value Ratio greater than 100.00%; (e) the Mortgage Loans will have, as of the Cut-Off Date, a weighted average term since origination not in excess of 12 months; (f) the Mortgage Loan shall have been serviced by the Master Servicer or Subservicer since origination or purchase by the Originator;
(g) the Mortgage Loan must have a first payment date occurring on or before May 31, 2002; (h) any Mortgage Loan to be allocated to Group III will have a Gross Margin not less than minus 1.00%; (i) any Mortgage Loan to be allocated to Group III will have a maximum Mortgage Interest Rate pursuant to the lifetime rate cap of not less than 9.00%; (j) any Mortgage Loan to be allocated to Group III will have a minimum Mortgage Interest Rate not less than 4.00% and (k) the Mortgage Loan shall have been underwritten or acquired in accordance with the criteria set forth under "Description of the Mortgage Loans - Underwriting Standards" in the Prospectus Supplement; provided that the Mortgage Loans may have different characteristics, if consented to by Rating agencies; and

     (xvi) following the purchase of Subsequent Mortgage Loans by the Trust, the Mortgage Loans will as of the applicable Cut-Off Date: (a) have a weighted average original term to stated maturity of not more than 300 months; (b) have a weighted average Mortgage Interest Rate of not less than 10.00% and not more than 15.00%; (c) have a weighted average Combined Loan-to-Value Ratio of not more than 125%, (d) have no Mortgage Loan with a Principal Balance in excess of $500,000, in each case, as applicable, by aggregate Principal Balance of the Mortgage Loans as of the applicable Cut-Off-Date and (e) the Mortgage Loans in Group III will as of the applicable Cut-Off-Date, have a weighted average Gross Margin not less than 4.00%, by aggregate Principal Balance of the Group III Mortgage Loans as of the applicable Cut-Off Date; provided that the Mortgage Loans may have different characteristics, if consented to by Rating agencies.

     Neither the Issuer nor the Indenture Trustee shall be required to investigate or otherwise verify compliance with the conditions specified above, except in respect of its own receipt of documents specified above, and shall be entitled to rely upon the Officer's Certificates and Opinions of Counsel to be delivered pursuant to clauses (viii) and (ix) above for such purposes.

     Section 2.03. TREATMENT OF TRANSFER. It is the intention of the Depositor that the transfer and assignment contemplated by this Agreement shall constitute, as of its execution, a sale of all of its right, title and interest in and to the Initial Mortgage Loans and other property of the Trust Estate from the Depositor to the Issuer and the beneficial interest in and title to the Initial Mortgage Loans and the other property shall not be part of the Depositor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. In the event that, notwithstanding the intent of the Depositor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall be deemed to have constituted a grant of a security interest in the property referred to in this Section for the benefit of the Securityholders.

     Notwithstanding the characterization of the Notes as debt for federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Initial Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Depositor's right, title and interest in and to the Initial Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Depositor shall be deemed to have granted to the Trust a security interest in all of the Depositor's right, title and interest in, to and under the Initial Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Transferor to the Depositor as contemplated by the Purchase Agreement is, and is to be treated for all purposes as, a sale by the Transferor to the Depositor of the Mortgage Loans and that as stated above, the Depositor intends to, and does, sell all its right, title and interest in what it received from the Transferor to the Issuer. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans, or any portion thereof, are held to continue to be property of the Transferor then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Transferor to the Depositor and the Issuer of, and the Transferor hereby does grant, a security interest in all of the Transferor's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property to secure a loan from the Issuer in the amount equal to the Principal Balance of such Mortgage Loans; (c) the possession by the Indenture Trustee on behalf of the Issuer of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code; and
(d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor and the Issuer for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor in the Mortgage Loans pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby or by the Purchase Agreement. The Transferor, the Depositor and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

     Issuer hereby appoints the Indenture Trustee as its custodian for purposes of taking possession of the Trust Estate in order to perfect any security interest arising as a result of the operation of this Section 2.03.

     Section 2.04. MORTGAGE FILE. In connection with such transfer and assignment, the Master Servicer shall deliver to the Indenture Trustee the Mortgage File with respect to each Initial Mortgage Loan on the Closing Date, and shall deliver the Mortgage File with respect to each Subsequent Mortgage Loan on the related Subsequent Transfer Date. In connection with the transfer of the Initial Mortgage Loans on the Closing Date, the Indenture Trustee will deliver an initial certification, certifying that it has received a Mortgage File containing a Mortgage Note for each such Mortgage Loan listed on the Mortgage Loan Schedule to the Depositor. The Indenture Trustee shall not distribute the initial certification to any other party. Within 120 days following each such delivery of Mortgage Files, the Indenture Trustee shall review each such Mortgage File to ascertain that the Mortgage Documents are contained therein and that such Mortgage Documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule. Furthermore, the Indenture Trustee shall review the following data elements contained in the Mortgage Loan Schedule
(a) the Originator's loan number, (b) the Mortgagor's name, (c) the address (including city and state) of the related Mortgaged Property, (d) the original principal balance, (e) the initial interest rate and (f) the maturity of the related Mortgage Note. In so doing, the Indenture Trustee may rely on the purported due execution and genuineness of any signature thereon. If, within such 120 day period, the Indenture Trustee finds any Mortgage Document (other than a Mortgage Note for which the Indenture Trustee has received a lost note affidavit pursuant to Section 2.05 of the Mortgage Loan Sale Agreement) constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loan identified in the Mortgage Loan Schedule, the Indenture Trustee shall, promptly upon the conclusion of its review, notify the Transferor in the form of the certificate attached as Exhibit F hereto. The list of noted exceptions included on such Exhibit F or of any exceptions still existing after delivery of the initial certification shall not be provided by the Indenture Trustee to any Securityholder (or beneficial owner thereof). The Transferor shall within 120 days of its receipt of such notice correct or cure any such defect or to cause such defect to be corrected or cured or repurchase the affected Mortgage Loan pursuant to Section 3.04 of the Purchase Agreement.

     The Indenture Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee shall have, without limitation, no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee thereof), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed and that it appears to be what it purports to be.

     Section 2.05. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER. The Master Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Closing Date and as of each Subsequent Transfer Date:

     (a) the Master Servicer is a bank duly organized and validly existing under the laws of the State of Indiana, and has full power and authority to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Master Servicer;

     (b) the Master Servicer has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

     (c) the Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization or registration or declaration as shall have been obtained or filed, as the case may be;

     (d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the articles or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which it may be bound; and

     (e) no Proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer or any of its properties or with respect to this Agreement or the Securities that in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

     The foregoing representations and warranties shall survive the transfer of the Mortgage Loans to the Trust and any termination of the Master Servicer hereunder. Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders, the party discovering such breach shall give prompt written notice to the other parties hereto. Within 90 days of its discovery or its receipt of notice of such breach or, with the prior written consent of a Responsible Officer of the Indenture Trustee, such longer period specified in such consent, the Master Servicer shall cure such breach in all material respects.

     Section 2.06. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants to the Master Servicer, the Transferor and for the benefit of Indenture Trustee, as pledgee of the Mortgage Loans, as of the Initial Cut-Off Date and each Subsequent Cut-Off Date, that:

     (a) the Issuer is a business trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

     (b) the execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations under this Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of business trusts. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is a party or by which it may be bound.

     Section 2.07. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor represents and warrants to the Indenture Trustee, as of the Closing Date and as of each Subsequent Transfer Date, that:

     (a) Depositor is a corporation, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Depositor;

     (b) Depositor has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by the availability of equitable remedies;

     (c) Depositor is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

     (d) the execution, delivery and performance of this Agreement by the Depositor will not violate any provision of any existing law or regulation or any order decree of any court applicable to the Depositor or any provision of the articles of incorporation or bylaws of the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which it may be bound;

     (e) no Proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Depositor, threatened against the Depositor or any of its properties or with respect to this Agreement or the Securities; and

     (f) this Agreement (i) constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Depositor in and to the Initial Mortgage Loans, all monies due or to become due with respect thereto, all proceeds of such Initial Mortgage Loans, such funds as are from time to time on deposit in the Collection Account or Trustee Collection Account and all other property specified in the definition of "Trust Estate" as being part of the Trust Estate; and upon payment for Additional Balances relating thereto, if any, will constitute a valid transfer and assignment to the Trust of all right, title and interest of the Depositor in and to such Additional Balances, all monies due or to become due with respect thereto, all proceeds of such Additional Balances and all other property relating thereto that is specified in the definition of "Trust Estate" relating to Additional Balances or (ii) constitutes a grant of a security interest, as defined in the UCC as in effect in the State of New York, in such property in favor of the Trust or the Owner Trustee on behalf of the Trust; provided, that if the Indenture Trustee obtains and maintains possession of the Mortgage File for each Mortgage Loan, the Trust shall have a first priority perfected security interest in such property.

     The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders, the party discovering such breach shall give prompt written notice to the other parties hereto. Within 90 days of its discovery or its receipt of notice of such breach or, with the prior written consent of a Responsible Officer of the Indenture Trustee, such longer period specified in such consent, the Depositor shall cure such breach in all material respects.

     Section 2.08. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR REGARDING THE MORTGAGE LOANS; RETRANSFER OF CERTAIN MORTGAGE LOANS.

     (a) The Transferor hereby reaffirms, for the benefit of the Depositor and the Issuer, the representations and warranties as to the Mortgage Loans contained in Section 3.01 and Section 3.02 of the Purchase and Sale Agreement, which are hereby incorporated by reference herein, and upon which the Issuer is deemed to have relied in acquiring the Mortgage Loans. Such representations and warranties shall speak as of the execution and delivery of this Agreement and, unless otherwise specified, as of the Closing Date in the case of the Initial Mortgage Loans and as of the related Subsequent Transfer Date in the case of the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, but shall survive the sale, transfer and assignment of the Mortgage Loans to the Issuer (and, in the case of the Initial Mortgage Loans, the Depositor) and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     With respect to the representations and warranties set forth in this Section or incorporated by reference herein that are made to the best of Transferor's knowledge or as to which the Transferor has no knowledge, if it is discovered by the Depositor, the Master Servicer or a Responsible Officer of the Indenture Trustee that the substance of such representation or warranty is inaccurate, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then, notwithstanding the Transferor's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time such representation or warranty was made, such inaccuracy shall be deemed to be a breach of such representation or warranty. Upon discovery by the Transferor or upon notice from the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee, or any Custodian, as applicable, of a breach of any representation or warranty referred to in paragraph (a) above that materially and adversely affects the interests of the Issuer, or the Securityholders in any Initial Mortgage Loan (or upon the occurrence of a Repurchase Event), the Transferor shall, within 90 days of its discovery or its receipt of notice thereof (notice of which shall be given to the Issuer by the Transferor, if it discovers the same), (i) cure such breach or Repurchase Event in all material respects or (ii) (A) repurchase such Initial Mortgage Loan from the Issuer at the Repurchase Price thereof or (B) substitute one or more Eligible Substitute Mortgage Loans for such Initial Mortgage Loan, in each case in the manner and subject to the conditions and limitations set forth in Section
3.04 of the Purchase and Sale Agreement.

     (b) The representations and warranties set forth in this Section shall survive delivery of the Mortgage Files to the Indenture Trustee pursuant to
Section 2.04 and the termination of the rights and obligations of the Master Servicer pursuant to Section 6.04 or Article VII.

     Section 2.09. ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. The Master Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Mortgage Loans, or the Issuer, shall enforce the representations and warranties of the Transferor in Section 3.01 and Section 3.02 of the Purchase and Sale Agreement. Upon the discovery by the Transferor, the Depositor, the Master Servicer, the Issuer, the Indenture Trustee, or the Custodian of a breach of any of the representations and warranties made by the Transferor in such Section in respect of any Mortgage Loan that materially and adversely affects the interests of any Securityholder, the Person discovering such breach shall give prompt written notice to the other foregoing Persons. The Master Servicer shall promptly demand of the Transferor that it (i) cure such breach in all material respects within, with respect to a breach of the representations and warranties contained in Section 3.01 of the Purchase and Sale Agreement, 90 days, and with respect to a breach of the representations and warranties contained in Section 3.02 of the Purchase and Sale Agreement, 90 days, in each case from the date the Transferor was notified of such breach or
(ii) purchase the related Mortgage Loan from the Issuer or substitute an Eligible Substitute Mortgage Loan (and remit to the Trustee Collection Account any related Substitution Adjustment Amount), in each case in the manner set forth in Section 3.02 of the Purchase and Sale Agreement.

     The obligation of the Transferor to accept a retransfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit into the Collection Account or Trustee Collection Account or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole and exclusive remedy hereunder against the Transferor respecting such breach available therefor; provided, that the Transferor shall defend and indemnify the Issuer, the Owner Trustee and the Indenture Trustee against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Transferor, such consent not to be unreasonably withheld, that may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation or warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 3.02(y) of the Purchase and Sale Agreement, the sale and assignment of the affected Mortgage Loans to the Trust shall be deemed void, and the Transferor shall pay to the Trust the sum of (i) the amount of the related Principal Balances, plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate to the date of payment, and (ii) the amount of any loss suffered by the Securityholders with respect to the affected Mortgage Loans.

     In connection with the purchase or substitution of any Mortgage Loan, the Issuer shall assign to the Transferor all of its right, title and interest in and to such Mortgage Loan. Upon receipt of the Repurchase Price, or upon the completion of such substitution, the Master Servicer shall notify the Custodian thereof, and the Custodian shall deliver the Mortgage Files to the Master Servicer, together with all relevant endorsements and assignments prepared by the Master Servicer that the Indenture Trustee shall execute.

     Section 2.10. FUTURE ADVANCES. With respect to the HELOCs, notwithstanding
Section 2.01 or 2.02, neither the Indenture Trustee nor the Trust assumes any obligation under any Loan Agreement that provides for the funding of future advances to any Mortgagor thereunder, and neither the Trust nor the Indenture Trustee shall be obligated or permitted to fund any such future advances. Additional Balances that do not constitute Excluded Amounts shall be part of the related Principal Balance of such HELOCs as they are created and are hereby transferred to the Trust as part of the Trust Estate on the Closing Date and as of each related Subsequent Transfer Date pursuant to this Section.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01. APPOINTMENT OF THE MASTER SERVICER.

     (a) Irwin Union Bank and Trust Company agrees to act as the Master Servicer and to perform all servicing duties under this Agreement, subject to the terms hereof.

     (b) The Master Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and as shall be normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through Subservicers, to do any and all things in connection with such servicing and administration as it may deem necessary or desirable; provided, that the Master Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, for the performance of its duties and obligations hereunder in accordance with the terms hereof. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. The Issuer, the Indenture Trustee and the Custodian, as applicable, shall furnish the Master Servicer with any powers of attorney or other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. In addition, the Master Servicer may, at its own discretion and on behalf of the Issuer, obtain credit information in the form of a "credit score" from a credit repository. On the Closing Date, the Indenture Trustee shall deliver to the Master Servicer a limited power of attorney substantially in the form of Exhibit B hereto.

     In servicing and administering the Mortgage Loans, the Master Servicer (i) shall employ procedures consistent with the Master Servicer's normal servicing practices and in a manner consistent with recovery under any insurance policy required to be maintained by a Mortgagor pursuant to the related Mortgage Documents or by the Master Servicer pursuant to this Agreement, and (ii) may take reasonable actions to encourage or effect the termination of Loan Agreements that have not had an outstanding Principal Balance for at least 6 months.

     The Master Servicer may, without prior approval from any Person, increase the Credit Limit on any HELOC in a manner consistent with the Master Servicer's customary servicing practices.

     The relationship of the Master Servicer, and of any successor to the Master Servicer as master servicer hereunder, to the Issuer under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or general agent.

     In connection with the Mortgage Loans assigned to Group III, the Master Servicer shall make any Mortgage Interest Rate adjustments on each Interest Adjustment Date in compliance with applicable regulatory adjustable mortgage loan requirements and the related Loan Agreements. The Master Servicer shall establish procedures to monitor the Interest Adjustment Dates in order to ensure that it uses a published interest rate in determining an interest rate change, and it will comply with such procedures. In the event that a published interest rate is no longer available, the Master Servicer shall choose a new comparable published interest rate in accordance with the provisions hereof, the related Loan Agreements and the Master Servicer's normal servicing practices, and shall provide the related Mortgagor, the Issuer, and the Indenture Trustee with notice of the new published interest rate sufficient under law and the related Loan Agreement. The Master Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the related Loan Agreements regarding such adjustments. If the Master Servicer fails to make a timely Mortgage Interest Rate adjustment in accordance with the terms of the related Loan Agreement, the Master Servicer shall use its own funds to satisfy any shortfall in Collections resulting therefrom for so long as such shortfall shall continue. Any such amount paid by the Master Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Mortgage Loan with respect to such adjustments.

     Any expenses incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on Mortgaged Property and foreclosure costs may be added by the Master Servicer to the amount owing in respect of the related Mortgage Loan where the terms of the related Mortgage Documents so permit; provided, that the addition of any such expenses shall not be taken into account for purposes of calculating the Principal Balance of such Mortgage Loan or distributions to be made to the Securityholders. Such expenses shall be recoverable by the Master Servicer pursuant to Section 3.04(c). Notwithstanding any other provision of this Agreement, the Master Servicer shall at all times service the Mortgage Loans in a manner consistent with the provisions of this paragraph.

     (c) On and after such time as the Owner Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to a resignation pursuant to
Section 6.04, after receipt by the Owner Trustee of the Opinion of Counsel required pursuant to Section 6.04, the Indenture Trustee or its designee shall assume all of the rights and obligations of the Master Servicer, subject to
Section 7.02. The Master Servicer shall, upon request of the Indenture Trustee and at the expense of the Master Servicer, deliver to the Indenture Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer, and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming Person.

     (d) The Master Servicer shall deliver a list of Servicing Officers to the Issuer and the Indenture Trustee by the Closing Date, which list may from time to time be amended, modified or supplemented by the subsequent delivery to the Issuer and the Indenture Trustee of any superseding list of Servicing Officers.

     Section 3.02. SUBSERVICING AGREEMENTS BETWEEN THE MASTER SERVICER AND SUBSERVICERS.

     (a) The Master Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. References in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer, and any amount actually received by such Subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Master Servicer, whether or not actually received by the Master Servicer. Each Subservicing Agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Master Servicer and the Subservicer shall have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers shall remain obligated under the related Subservicing Agreements. The Master Servicer and the related Subservicers may enter into amendments to the Subservicing Agreements; provided, that any such amendments shall not cause the Mortgage Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Agreement. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Agreement; provided, that in the event of the termination of any Subservicing Agreement by the Master Servicer or the related Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer that will be bound by the terms of the related Subservicing Agreement. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer, and nothing contained herein shall be deemed to limit or modify such indemnification.

     Each Subservicer shall be (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing mortgage loans, and in either case shall be authorized to transact business in those States in which (x) the related Mortgaged Properties are situated and (y) qualification is required to conduct a subservicing business operation. In addition, each Subservicer shall obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Securities or any Mortgage Loan, and to perform or cause to be performed its duties under the related Subservicing Agreement, which shall provide that the Subservicer's rights will automatically terminate upon the termination, resignation or other removal of the Master Servicer under this Agreement. Each account used by any Subservicer for the deposit of payments on any Mortgage Loan shall be an Eligible Account. Irwin Home Equity Corporation shall be the initial Subservicer.

     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or any references to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Issuer and the Indenture Trustee for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the related Subservicer, and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans.

     As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Issuer and the Indenture Trustee, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement to the extent that the non-performance of any such obligation would have a material adverse effect on any Mortgage Loan. Such enforcement, including the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only from (i) a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) a specific recovery of costs, expenses or attorneys' fees against the Person against whom such enforcement is directed.

     In the event the Master Servicer shall for any reason no longer be the Master Servicer, the Indenture Trustee or its designee may (i) assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into, which assumption shall not violate the terms of the related Subservicing Agreement, (ii) notwithstanding anything to the contrary contained in each such Subservicing Agreement, terminate the related Subservicer without being required to pay any fee in connection therewith or (iii) assume the terminated Master Servicer's rights and obligations under such subservicing arrangements, which termination or assumption shall not violate the terms of the related Subservicing Agreement.

     (c) Prior to the close of business on the twentieth calendar day of each month in which the related Payment Date is to occur, the Master Servicer shall furnish a statement to the Indenture Trustee, in writing or in an electronic format as the Indenture Trustee shall reasonably request, setting forth all information reasonably necessary to allow the Indenture Trustee to make the distributions contemplated by Section 3.05 of the Indenture and to deliver the statement required to be delivered pursuant to Section 3.25 of the Indenture and
Section 4.01 hereof.

     Section 3.03. COLLECTION OF MORTGAGE LOAN PAYMENTS. The Master Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Mortgage Documents and shall, to the extent such procedures shall be consistent with this Agreement and any applicable primary mortgage insurance policy, follow such collection procedures as shall constitute the Master Servicer's normal servicing practices. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge, overlimit fee or other fees that may be collected in the ordinary course of servicing a Mortgage Loan and
(ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid; provided, that such arrangement is consistent with the Master Servicer's policies with respect to mortgage loans; and provided further, that notwithstanding such arrangement, such Mortgage Loans shall be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate. The Master Servicer may also extend the due date for payment due on a Mortgage Loan in accordance with its normal servicing practices; provided, that the Master Servicer shall first determine that any such waiver or extension will not materially adversely affect the Lien of the related Mortgage Documents or the interests of the Issuer or the Indenture Trustee. Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan, subject, if applicable, to the second paragraph of Section 3.01(b).

     Consistent with the terms of this Agreement, the Master Servicer may consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, that in the Master Servicer's determination, such waiver, modification, postponement or indulgence relates to a reasonable business purpose; and provided further, that such waiver, modification, postponement or indulgence shall not materially and adversely affect the interests of the Securityholders. In addition, and without limitation, if a HELOC is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer may, through modification, convert such HELOC to a fully amortizing HEL.

     Section 3.04. PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT. The Master Servicer is hereby authorized from time to time to make withdrawals from the Collection Account for the following purposes:

     (a) on each Master Servicer Remittance Date, to deposit the amount required by Section 5.03 hereof for the related Payment Date into the Trustee Collection Account;

     (b) on each Master Servicer Remittance Date prior to the end of the Managed Amortization Period for Group III to deposit Principal Collections with respect to Mortgage Loans assigned to Group III into the Funding Account to be applied toward the purchase from Transferor of Additional Balances to be assigned to Group III; provided, that the aggregate amount so paid to the Seller in respect of Additional Balances at any time during any related Collection Period shall not exceed the amount of Principal Collections for Mortgage Loans assigned to Group III received during such Collection Period;

     (c) to the extent deposited into the Collection Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining insurance policies pursuant to Section 3.05, for Liquidation Expenses paid pursuant to Section 3.08 or for expenses otherwise reimbursable pursuant to the terms of this Agreement to the extent not payable pursuant to
Section 3.08; such withdrawal right being limited to amounts received in respect of the Mortgage Loans, other than any Repurchase Price in respect thereof, that represent late recoveries of the payments for which such advances were made, or from Liquidation Proceeds or the proceeds of the purchase of such Mortgage Loans;

     (d) to pay to itself out of each payment received in respect of interest on a Mortgage Loan as contemplated by the last paragraph of Section 3.08, an amount equal to the Servicing Fee, to the extent not retained pursuant to Section 5.02;

     (e) to pay to the Transferor, with respect to any Mortgage Loan or Mortgaged Property that has been purchased or otherwise transferred to the Transferor, all amounts received thereon that are not required to be distributed to the Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined; and

     (f) to withdraw any other amount deposited into the Collection Account that was not required to be deposited therein pursuant to Section 5.02.

     On each Master Servicer Remittance Date, the Master Servicer shall transfer from the Collection Account to the Trustee Collection Account the amount necessary for the Indenture Trustee to make the required distributions pursuant to Section 3.05(a) of the Indenture. The Master Servicer shall keep and maintain separate accounting on a loan-by-loan basis for the purpose of justifying any withdrawal from the Collection Account pursuant to the foregoing paragraphs. Notwithstanding any other provision of this Agreement, the Master Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses relating to a Mortgage Loan incurred pursuant to Section 3.08 or otherwise reimbursable pursuant to the terms of this Agreement that the Master Servicer determines to be otherwise nonrecoverable, except with respect to any Mortgage Loan as to which the Purchase Price or Repurchase Price shall have been paid, by withdrawal from the Collection Account, on any Business Day prior to the Payment Date succeeding the date of such determination, of amounts on deposit therein attributable to the Mortgage Loan.

     Section 3.05. MAINTENANCE OF INSURANCE.

     (a) With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting the fire and casualty insurance coverage maintained by the related Mortgagors with respect to the Mortgaged Properties in accordance with its normal servicing practices. The Master Servicer shall, if it has received notice of a default or deficiency in respect of the payment of any ground rents, taxes, assessments, water rates or casualty insurance premiums or other charges that are or may become a Lien upon the related Mortgaged Property, notify the related Mortgagor and the holder of the first Lien on the related Mortgaged Property.

     (b) To the extent permitted under the related Mortgage Documents, and to the extent the Master Servicer receives notice that a hazard insurance policy has been cancelled, the Master Servicer shall, to the extent consistent with its normal servicing practices, cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer or the related Subservicer as loss payee thereunder, and providing extended coverage in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the principal balance owing on such Mortgage Loan from time to time. The Master Servicer shall monitor the maintenance of any such hazard insurance so obtained in accordance with its normal servicing practices.

     (c) The Master Servicer shall cause to be maintained with respect to any REO Property fire insurance with extended coverage in an amount at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Amounts collected by the Master Servicer under any such policies, other than amounts to be applied to the restoration or repair of Mortgaged Property or REO Property or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing practices, shall be deposited into the Collection Account to the extent provided in Section 5.02.

     (d) If, upon the origination of a Mortgage Loan, the related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance has been made available, the Master Servicer shall cause to be maintained, to the extent required by the related Mortgage Documents, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage at least equal to the lesser of (i) the unpaid Principal Balance of such Mortgage Loan, (ii) the full insurable value of such Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. With respect to any REO Property, the Master Servicer shall also maintain, if applicable, flood insurance in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements that are a part of such property and (ii) the Principal Balance owing on the related Mortgage Loan at the time of foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses.

     (e) Pursuant to Section 3.03, any amounts collected by the Master Servicer under any insurance policy maintained pursuant to this Section, other than amounts to be applied to the restoration or repair of Mortgaged Property or released to a Mortgagor in accordance with the Master Servicer's normal servicing practices, shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 3.04. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the related Mortgage Loan where the terms of the related Mortgage Documents so permit; provided, that the addition of any such cost shall not be taken into account for purposes of calculating the Principal Balance of such Mortgage Loan or distributions to be made to Securityholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 3.04.

     (f) The Master Servicer shall be under no obligation to maintain or require any Mortgagor to maintain earthquake, title or other additional insurance, and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of any Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     Section 3.06. FIDELITY BOND; ERRORS AND OMISSIONS POLICY.

     (a) The Master Servicer shall maintain with a responsible company, and at its own expense, a banker's blanket fidelity bond (a "Fidelity Bond") and a mortgage errors and omissions insurance policy (an "Errors and Omissions Policy"), in amounts as required by FNMA and FHLMC and as are commercially available and at costs that are not generally regarded as excessive by industry standards. Any fidelity bond shall protect against dishonest act of officers and employees. Any such Fidelity Bond or Errors and Omissions Policy shall not be canceled or modified by the Master Servicer in a manner materially adverse to the Securityholders without the prior written consent of the Issuer and the Indenture Trustee.

     (b) The Master Servicer shall be deemed to have complied with this provision if any of its Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such policy, the coverage afforded thereunder extends to the Master Servicer. The Master Servicer shall cause each Subservicer to maintain an Errors and Omissions Policy and a Fidelity Bond meeting the requirements of this Section.

     Section 3.07. ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. In any case in which a Mortgaged Property is about to be conveyed by the related Mortgagor, whether by absolute conveyance, contract of sale or otherwise, and whether or not such Mortgagor remains liable thereon, and the Master Servicer has knowledge of such prospective conveyance, the Master Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Documents. The Master Servicer shall enforce any due-on-sale provision contained in such Mortgage Documents to the extent the requirements thereunder for an assumption of the related Mortgage Loan have not been satisfied, to the extent permitted by such Mortgage Documents, unless such provision is not exercisable under applicable law or governmental regulations or, in the Master Servicer's judgment, such exercise is reasonably likely to result in legal action by such Mortgagor, or such conveyance is in connection with a permitted assumption of such Mortgage Loan.

     The Master Servicer or the related Subservicer, as the case may be, shall be entitled to (i) execute assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Agreement or other comparable instruments with respect to the Mortgage Loans and the related Mortgaged Properties; and the Issuer and the Indenture Trustee each shall promptly execute any such documents upon the request of the Master Servicer, and
(ii) approve the granting of an easement on Mortgaged Property in favor of another Person, any alteration or demolition of such Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collection of, such Mortgage Loan would not be adversely affected thereby. The Master Servicer shall notify the Indenture Trustee that any such assumption or substitution agreement has been completed by forwarding to the Indenture Trustee the original copy of such assumption or substitution agreement, which the Indenture Trustee shall add to the related Mortgage File and which shall, for all purposes, be considered part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall retain as servicing compensation any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement. A partial release pursuant to this Section shall be permitted only if the Combined Loan-to-Value Ratio for the related Mortgage Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Mortgage Loan as of the related Cut-Off Date.

     Notwithstanding the provisions of this Section or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or violation of any of its obligations hereunder by reason of any conveyance by a Mortgagor of the related Mortgaged Property or any assumption of a Mortgage Loan by operation of law with respect to which the Master Servicer determines in good faith that it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Master Servicer's judgment, would be reasonably likely to result in legal action by such Mortgagor.

     Section 3.08. REALIZATION UPON DEFAULTED MORTGAGE LOANS. With respect to each Mortgage Loan that comes into and continues in default, the Master Servicer shall exercise its reasonable judgment to determine whether to (a) foreclose on the related Mortgaged Property, (b) write off the unpaid Principal Balance thereof as bad debt, (c) take a deed in lieu of foreclosure, (d) accept a short sale, (e) arrange for a repayment plan, (f) agree to a modification thereof in accordance with this Agreement or (g) take an unsecured note in each case subject to the rights of any related senior lienholder; provided, that in connection with the foregoing, if the Master Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer shall not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in foreclosure or any similar Proceeding. In connection with such decision, the Master Servicer shall follow such practices and procedures, including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Master Servicer, as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided, that the Master Servicer shall not be liable in any respect hereunder if it is acting in connection with any such foreclosure or attempted foreclosure or other conversion that is not completed in a manner that is consistent with the provisions of this Agreement; and provided further, that the Master Servicer shall in no event expend funds in connection with any foreclosure or attempted foreclosure that is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property if it shall determine that such expenditure would not increase the related Liquidation Proceeds. In the event of a determination by the Master Servicer that any such expenditure previously made pursuant to this Section will not be reimbursable from Liquidation Proceeds, the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.04(c).

     Notwithstanding any other provision of this Agreement, a defaulted Mortgage Loan may be deemed to be finally liquidated if substantially all amounts expected by the Master Servicer to be received in connection therewith have been received; provided, that any subsequent collections with respect to any such Mortgage Loan shall be deposited into the Collection Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Master Servicer may take into account amounts of additional receipts it expects to receive or any estimated additional Liquidation Expenses it expects to incur in connection with such Mortgage Loan.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Master Servicer, which shall hold the same on behalf of the Issuer. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall, except as otherwise expressly provided herein, be considered to be an outstanding Mortgage Loan held as part of the Trust Estate until such time as such Mortgaged Property shall be sold. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgaged Property shall be considered to be an outstanding Mortgage Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Documents shall have been discharged, such Mortgage Documents in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar Proceeding or any moratorium or similar waiver or grace period will remain in effect.

     Any proceeds from foreclosure Proceedings or the purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement and any recovery resulting from a collection of Liquidation Proceeds or Insurance Proceeds, shall be applied in the following order of priority: (a) to reimburse the Master Servicer or the related Subservicer in accordance with this Section; (b) to pay to the Master Servicer or the related Subservicer all Servicing Fees payable therefrom; (c) as accrued and unpaid interest on such Mortgage Loan at the related Mortgage Interest Rate to the Payment Date in respect of which such amounts are to be deposited into the Trustee Collection Account; and (d) as a recovery of principal on such Mortgage Loan.

     Section 3.09. INDENTURE TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES; TRUST ESTATES; RELATED DOCUMENTS.

     (a) On or before each Payment Date, the Master Servicer shall notify the Indenture Trustee or the Custodian (with a copy to the Issuer) of the termination or payment in full of any Mortgage Loan during the preceding Collection Period. Upon receipt of payment in full, the Master Servicer shall be authorized to execute, pursuant to the authorization contained in the first paragraph of Section 3.01(b), if the Assignments of Mortgage have been recorded if required pursuant hereto or pursuant to the Mortgage Loan Sale Agreement or Purchase Agreement, an instrument of satisfaction regarding the related Mortgage Documents, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law, and shall be delivered to the Person entitled thereto. Any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursable from amounts on deposit in the Collection Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee or the Custodian shall, upon request of the Master Servicer and delivery to the Indenture Trustee or the Custodian (with a copy to the Issuer) of two copies of a Request for Release in the form of Exhibit C hereto, which shall be signed by a Servicing Officer or be in a mutually agreeable electronic format that, in lieu of being manually signed by a Servicing Officer, emanate from a Servicing Officer, release or cause to be released the related Mortgage File to the Master Servicer, and the Issuer and the Indenture Trustee or the Custodian shall promptly execute such documents, in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such Proceedings or the taking of other servicing actions. The Request for Release shall obligate the Master Servicer to return such Mortgage File to the Indenture Trustee or the Custodian (as specified therein) when the need therefor by the Master Servicer no longer exists, unless such Mortgage Loan shall have been liquidated.

     If an Assignment of Mortgage has been recorded, in order to facilitate the foreclosure of the Mortgaged Property securing a Mortgage Loan that is in default following such recordation, the Indenture Trustee or the Issuer shall, if so requested in writing by the Master Servicer, promptly execute an appropriate assignment in the form provided by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer, and any such assignment shall unambiguously indicate that such assignment is for the purpose of collection only. Upon such assignment, the Master Servicer, as assignee for collection, will thereupon bring all required actions in its own name and otherwise enforce the terms of such Mortgage Loan and deposit into or credit to the Collection Account any Liquidation Proceeds received with respect thereto. In the event that all delinquent payments due under any such Mortgage Loan are paid by the related Mortgagor and any other defaults are cured, then the Master Servicer, as assignee for collection, shall promptly reassign such Mortgage Loan to the Indenture Trustee and return all Mortgage Documents and Related Documents to the place where the related Mortgage File was being maintained.

     The Indenture Trustee, as pledgee of the Mortgage Loans and as assignee of record of the Mortgage Loans on behalf of the Issuer pursuant to Section 3.13 of the Indenture, shall, on behalf of the Issuer, take all such actions on behalf of the Issuer and promptly execute and return all instruments reasonably required by the Master Servicer in connection therewith; provided, that if the Master Servicer requests a signature of the Indenture Trustee on behalf of the Issuer, the Master Servicer shall deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

     (b) Where the Issuer or the Indenture Trustee is required by this Agreement to execute instruments to release property from the terms of the Trust Agreement or the Indenture, as applicable, or convey the Issuer's or the Indenture Trustee's interests in the same, the Issuer or the Indenture Trustee, as applicable, shall do so in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No Person relying upon any instrument executed by the Issuer or the Indenture Trustee shall be bound to ascertain the Issuer's or the Indenture Trustee's authority in connection therewith, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     (c) If from time to time the Master Servicer shall deliver to the Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.07, the Custodian shall check that each of such documents purports to be an original executed copy or, if the original executed copy has been submitted for recordation and has not yet been returned, a copy of the original executed document; and if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office, shall file such originals or certified copies in the related Mortgage File. If any such documents submitted by the Master Servicer shall not meet the above qualifications, then the Custodian shall promptly give the Master Servicer written notice of such occurrence or return such documents to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

     (d) Upon receipt of two copies of a Request for Release from the Master Servicer, substantially in the form of Exhibit C hereto, to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and has been terminated or that substantially all Liquidation Proceeds determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit into the Collection Account of such final payment, prepayment in full or Liquidation Proceeds, the Custodian shall promptly release the related Mortgage File to the Master Servicer, and the Indenture Trustee shall execute the same, along with such documents as the Master Servicer or the related Mortgagor may request to evidence satisfaction and discharge of such Mortgage Loan.

     Section 3.10. SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER. The Master Servicer shall be entitled to receive the Servicing Fee in accordance with Section 3.04(d) as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges and other receipts not required to be deposited into the Collection Account as specified in Section 5.02 may be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including payment of all fees and expenses not expressly stated hereunder to be for the account of the Securityholders, and shall not be entitled to reimbursement therefor. The Issuer shall pay the initial fees and expenses of the Indenture Trustee from the proceeds of the Notes.

     Section 3.11. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. Whenever required by statute or regulation, the Master Servicer shall provide each Securityholder or any regulator therefor or the Indenture Trustee with reasonable access to all documentation relating to the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or any Subservicer. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding Mortgagors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     Section 3.12. RESERVED.

     Section 3.13. RECORDATION OF ASSIGNMENTS. The Master Servicer shall, at its own expense, complete and submit for recordation in the appropriate public office for real property records the Assignment of Mortgage for each Mortgage Loan where the related Mortgaged Property is located in Florida within 120 days of the Closing Date or the related Subsequent Transfer Date, as the case may be. While such assignment is being recorded, the Custodian shall retain a photocopy thereof. If any assignment is lost or returned unrecorded to the Custodian because of any defect therein, the Master Servicer shall prepare a substitute assignment or cure such defect, and the Master Servicer shall cause such assignment to be recorded in accordance with this Section.

     Section 3.14. ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer shall deliver to the Issuer, the Indenture Trustee, and each Rating Agency, not later than May 31 of each year, commencing in 2003, an Officer's Certificate stating as to each signer thereof that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The statement required pursuant to Section 3.15 shall accompany such Officer's Certificate.

     Section 3.15. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. Not later than May 31 of each year, commencing in 2003, the Master Servicer shall deliver or cause to be delivered to the Issuer and the Indenture Trustee a report, prepared by the Independent Accountants of the Master Servicer, stating that such Independent Accountants (i) have conducted an examination of certain documents and records of the Master Servicer (or an appropriate Affiliate thereof) relating to the servicing of the mortgage loans being serviced by the Master Servicer under servicing agreements similar to this Agreement (which agreements shall be described in a schedule to such report) substantially as required by the Uniform Single Attestation Program for Mortgage Bankers and (ii) did not discover any exceptions or errors relating to the servicing activities of the Master Servicer (including the servicing of Mortgage Loans subject to this Agreement) that, in the opinion of such Independent Accountants, are material, except for such exceptions as shall be set forth in such report. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee shall deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Indenture Trustee need not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

     Section 3.16. RESERVED.

     Section 3.17. INDEMNIFICATION; THIRD-PARTY CLAIMS. Each of the Master Servicer and the Transferor (solely for the purpose of this Section, the "Indemnifying Parties") agrees to indemnify and to hold each of the Depositor, the Issuer, the Owner Trustee and the Indenture Trustee (solely for the purpose of this Section, the "Indemnified Parties") harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Parties may sustain in any way related to the failure of any one or more of the Indemnifying Parties to perform their respective duties in compliance with the terms of this Agreement. Each Indemnified Party and the Master Servicer shall immediately notify the other Indemnified Parties if a claim is made by a third party with respect to this Agreement, and the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable attorneys' fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against the Indemnified Parties in respect of such claim. The Indenture Trustee shall reimburse the Master Servicer out of the Trust Estate in accordance with Section 3.04(c) for all amounts advanced by it pursuant to the preceding sentence, except where a claim relates directly to the failure of the Master Servicer to service and administer the Mortgage Loans in compliance with the terms hereof; provided, that the Master Servicer's indemnity hereunder shall not be in any manner conditioned upon the availability of funds for such reimbursement. If the Master Servicer or the Transferor is unable to pay any such amounts owed to the Indenture Trustee, such amounts shall be paid to the Indenture Trustee out of the Trust Estate pursuant to Section 3.05(a)(xi) of the Indenture. Solely to the extent that the Holders of the Certificate fail to indemnify the Owner Trustee as required by Section 7.02 of the Trust Agreement, the Master Servicer shall undertake such indemnification in accordance with the terms of Section 7.02 of the Trust Agreement.

     Section 3.18. MAINTENANCE OF EXISTENCE AND LICENSES; MERGER OR CONSOLIDATION OF THE MASTER Servicer. The Master Servicer shall keep in full force and effect its existence, rights and franchises, shall obtain and preserve its qualification to do business in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any Mortgage Loan and to perform its duties hereunder, and shall otherwise operate its business so as to cause the representations and warranties under Section 2.05 to be true and correct at all times.

     Section 3.19. EXCLUDED AMOUNTS. After the end of the Managed Amortization Period, the portion of the principal balance of any HELOC attributable to Draws made subsequent to the end of the Managed Amortization Period (each, an "Excluded Amount") shall not be transferred to the Trust, and the portion of the Principal Collections and Interest Collections on such HELOC for each Collection Period shall be allocated to the Excluded Amount pro rata between the Excluded Amount and the Principal Balance of such HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

     Section 3.20. LETTERS OF CREDIT.

     (a) At any time and from time to time the Master Servicer may cause to be delivered to the Indenture Trustee, upon written notice to the Rating Agencies, one or more Letters of Credit for deposit into the Capitalized Interest Account, to be held by the Indenture Trustee in lieu of cash or Permitted Investments otherwise required to be on deposit therein or in replacement of any other Letter of Credit. The Indenture Trustee shall accept any such Letter of Credit only if such Letter of Credit is accompanied by (i) an Opinion of Counsel to the issuer thereof reasonably satisfactory to the Indenture Trustee and the Rating Agencies to the effect that (A) such Letter of Credit has been duly authorized, executed and delivered by the issuer thereof and constitutes a valid and binding obligation of such issuer, subject only to laws affecting creditors' rights generally, (B) such Letter of Credit does not require registration under the Securities Act and (C) payments by the Indenture Trustee in respect of the Securities, as provided in the Indenture, derived from a draw by the Indenture Trustee under the Letter of Credit and held in non-commingled funds would not constitute transfers avoidable under 11 U.S.C. Section 547(b) and recoverable from the Indenture Trustee or the Securityholders under 11 U.S.C. Section 550(a) should the account party be a debtor in a case under the United Stated Bankruptcy Code (U.S.C. Title 11) and (ii) an opinion of tax counsel reasonably acceptable to the Indenture Trustee to the effect that delivery of such Letter of Credit either in lieu of cash of Permitted Investments, or in replacement of any other Letter of Credit, as the case may be, will not cause any tax to be imposed upon the Trust Estate, including any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

     The Indenture Trustee may from time to time accept cash in replacement of any Letter of Credit, but only upon the prior written consent of the Rating Agencies, and upon delivery of any Opinion of Counsel that may be required by the Rating Agencies, which Opinion of Counsel shall be furnished by, and shall be an expense of, the Master Servicer.

     Upon receipt of such Letter of Credit and Opinions of Counsel, the amount available to be drawn under the Letter of Credit shall be deemed to be on deposit in the Capitalized Interest Account, as applicable, for all purposes of this Agreement. As soon as practicable after the delivery of any Letter of Credit, or, in any event within two Business Days after the effective date thereof, the Indenture Trustee shall surrender to the issuer of any Letter of Credit being replaced, such Letter of Credit that is being replaced, or, if such Letter of Credit is being delivered in replacement of amounts (other than amounts represented by Letters of Credit) then on deposit in the Capitalized Interest Account, withdraw from the Capitalized Interest Account, and pay to Master Servicer an amount equal to the amount then available to be drawn under such Letter of Credit, up to the amount then on deposit in the Capitalized Interest Account.

     (b) If, as of any date that is five Business Days prior to the stated expiration date of any such Letter of Credit, a Letter of Credit (which may be a renewal or extension of the expiring Letter of Credit) in the same amount as the amount then available for drawing under the expiring Letter of Credit has not been delivered to the Indenture Trustee, the Indenture Trustee shall, on the next Business Day thereafter, cause to be presented to the issuer of the expiring Letter of Credit a draft in proper form for payment thereunder and otherwise in conformity with the terms thereof for the full amount then available to be drawn thereunder. Proceeds received in payment of each such draft shall be deposited and held in the Capitalized Interest Account, at the direction of the Indenture Trustee upon consultation with the Master Servicer.

     (c) Upon discovery by the Master Servicer or the Indenture Trustee that the short-term or long-term debt obligations, if any, of any Letter of Credit Bank have a rating lower than that required pursuant to the definition of the term "Letter of Credit", the Person discovering such rating shall give prompt written notice to the others of such Persons. If, within 15 days of its giving or receipt of such notice, as the case may be, the Indenture Trustee has not received a substitute Letter of Credit meeting the requirements of this Agreement in replacement of such Letter of Credit, the Indenture Trustee shall cause to be presented to the issuer of such Letter of Credit a draft in proper form for payment thereunder and otherwise in conformity with the terms thereof for the full amount available to be drawn thereunder. Proceeds received in payment of each such draft shall be deposited and held in the Capitalized Interest Account.

     (d) If any notice of acceleration pursuant to the terms of any Letter of Credit is delivered, (i) the Master Servicer shall replace or cause to be replaced such accelerated Letter of Credit with a replacement Letter of Credit (and the Indenture Trustee shall cause to be presented to the issuer of such Letter of Credit a draft in proper form for payment thereunder and otherwise in conformity with the terms thereof for the full amount available to be drawn thereunder) within ten Business Days of its receipt of such acceleration notice or its notification thereof by the Rating Agencies or (ii) a draw shall be made on the accelerated Letter of Credit by the Indenture Trustee, and the Indenture Trustee shall deposit the amount of such draw in the Capitalized Interest Account.

                                   ARTICLE IV

                              SERVICING CERTIFICATE

     Section 4.01. SERVICING CERTIFICATE. With respect to each Payment Date, on the Business Day following the related Determination Date, the Master Servicer shall forward to the Depositor and the Indenture Trustee, and the Indenture Trustee, pursuant to Section 3.25 of the Indenture, shall make available to each Securityholder, the Owner Trustee, each Paying Agent (if other than the Indenture Trustee) and each Rating Agency, a Servicing Certificate setting forth the following information, to the extent applicable:

     (a) the aggregate amount of Collections received on the Mortgage Loans during the related Collection Period;

     (b) the aggregate amount of (i) Interest Collections and (ii) Principal Collections and, in the case of the Managed Amortization Period, Net Principal Collections (in each case stated separately for each Group and also in the aggregate) for such Collection Period;

     (c) the Principal Collection Distribution Amount for such Collection
Period;

     (d) the amount distributable to each Class of Term Notes and the Variable Funding Notes in respect of interest;

     (e) the amount of any Interest Carry-Forward Amounts;

     (f) reserved;

     (g) the amount, if any, to be distributed to the Certificateholders;

     (h) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

     (i) the Excess Spread, if any, for such Collection Period;

     (j) the Liquidation Loss Amount and Principal Balance of Liquidated Mortgage Loans (in each case stated separately for each Group and also in the aggregate) for (i) such Collection Period, (ii) such Collection Period and the immediately preceding eleven Collection Periods and (iii) such Collection Period and all previous Collection Periods and any Overcollateralization Increase Amounts and Overcollateralization Release Amounts for such Collection Period;

     (k) the Pool Balance (stated separately for each Group and also in the aggregate) as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

     (l) the Term Note Balance and the Variable Funding Balance for each Class of Notes after giving effect to any distribution on such Payment Date and to any reduction on account of Liquidation Loss Amounts;

     (m) the Overcollateralization Amount and the Overcollateralization Target Amount and whether the Loss and Delinquency Test has not been satisfied;

     (n) the number and aggregate Principal Balances of Mortgage Loans (in each case stated separately for each Group and also in the aggregate) (i) as to which the related Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, those Mortgage Loans in foreclosure, and those Mortgage Loans as to which the related Mortgagor has commenced bankruptcy proceedings and
(ii) that have become related to REO Property, in each case as of the end of the preceding Collection Period; in addition, with respect to the High LTV Mortgage Loans, the number and aggregate Principal Balance of Mortgage Loans as to which the related monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days, 150-179 days and 180 days or more separately identifying for each bucket those Mortgage Loans subject to bankruptcy proceedings, those Mortgage Loans that have become related to REO Property and the remaining ("purely delinquent") Mortgage Loans.

     (o) prior to the end of the Managed Amortization Period with respect to Group III, the aggregate amount of Additional Balances, if any, (i) created and
(ii) purchased during the preceding Collection Period;

     (p) whether an Amortization Event, specifying such event, has occurred since the prior Determination Date;

     (q) whether a Servicing Default has occurred since the prior Determination Date, specifying such Servicing Default;

     (r) the amount of any Interest Rate Cap Agreement Payments;

     (s) reserved;

     (t) reserved;

     (u) the Net Mortgage Interest Rate, and the Group III Net Mortgage Interest Rate for the related Collection Period;

     (v) the number, Group and Principal Balances of any Mortgage Loans removed from the Trust; and

     (w) during the Pre-Funding Period, the amount on deposit in the Pre-Funding Account (including the allocation thereof among Group I, Group II, and Group
III) as of such Payment Date and any transfers of funds in connection therewith. The Indenture Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section
3.05 of the Indenture, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Master Servicer and the Indenture Trustee. The Master Servicer shall give notice of any such change to each Rating Agency.

     The amounts furnished pursuant to clauses (d) above shall be expressed as an aggregate dollar amount per each Class of Term Notes or Variable Funding Notes, as the case may be, with a $1,000 denomination.

     The Master Servicer shall forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Pre-Funding Account (including the allocation of such withdrawal among amounts reserved for Group I Mortgage Loans, Group II Mortgage Loans, and Group III Mortgage Loans), the Funding Account and the Collection Account. The determination by the Master Servicer of such amounts shall be presumptively deemed to be correct for all purposes hereunder, and the Owner Trustee and the Indenture Trustee shall be protected in relying upon the same without any independent verification thereof. In addition, upon the Issuer's written request, the Master Servicer shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Master Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

                                    ARTICLE V

                                  THE ACCOUNTS

     Section 5.01. ACCOUNTS. Prior to the Closing Date, the Master Servicer shall establish or cause to be established the following accounts, each of which shall be an Eligible Account:

     (a) an account (the "Collection Account") bearing a designation clearly indicating that the funds on deposit therein are held for the benefit of the Issuer, the Indenture Trustee, and the Securityholders;

     (b) an account in the name of the Indenture Trustee (the "Capitalized Interest Account"), bearing a designation clearly indicating that the funds on deposit therein are held for the benefit of the Securityholders;

     (c) an account in the name of the Indenture Trustee (the "Pre-Funding Account"), bearing a designation clearly indicating that funds on deposit therein are held for the benefit of the Issuer, the Indenture Trustee, and the Securityholders;

     (d) an account in the name of the Indenture Trustee (the "Funding Account"), bearing a designation clearly indicating that funds on deposit therein are held for the benefit of the Issuer, the Indenture Trustee, and the Securityholders;

     (e) reserved;

     (f) an account in the name of the Indenture Trustee (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders; and

     (g) an account in the name of the Indenture Trustee (the "Trustee Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders.

     Section 5.02. COLLECTION ACCOUNT. The Master Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Mortgage Loans received by it subsequent to the related Cut-Off Date, other than in respect of the payments referred to in the following paragraph, into the Collection Account within one Business Day following receipt thereof or otherwise on or prior to the Closing Date, including the following payments and collections received or made by it:

     (a) all payments of principal, interest and prepayment penalties in respect of the Mortgage Loans received by the Master Servicer from the Mortgagors or the related Subservicer (net of any portion of the interest thereof retained by such Subservicer as subservicing fees);

     (b) the aggregate Purchase Price or Repurchase Price of any Mortgage Loans purchased by the Transferor pursuant to Section 2.09 or 3.12;

     (c) any Liquidation Proceeds and Insurance Proceeds; and

     (d) any Substitution Adjustment Amounts;

provided, that with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period.

     The foregoing requirements respecting deposits into the Collection Account are exclusive; provided, that without limiting the generality of the foregoing, the Master Servicer need not deposit into the Collection Account any amounts representing fees or late charges payable by Mortgagors. In the event that any amount not required to be deposited into the Collection Account is so deposited, the Master Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Collection Account to the extent they represent collections on the Mortgage Loans for the benefit of the Issuer, the Indenture Trustee, and the Securityholders.

     The Master Servicer shall direct in writing the institution maintaining the Collection Account to invest funds therein only in Permitted Investments. No Permitted Investment may be sold or disposed of at a gain prior to maturity, unless the Master Servicer shall have obtained an Opinion of Counsel at the Master Servicer's expense that such sale or disposition will not cause the Trust to be to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes. All net income, other than any gain from a sale or disposition of the type referred to in the preceding sentence, received from any such Permitted Investment shall be paid to the Master Servicer as additional servicing compensation. The amount of any losses incurred in respect therewith shall be deposited into the Collection Account by the Master Servicer out of its own funds immediately as incurred.

     The Master Servicer shall require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Master Servicer, in one or more accounts meeting the requirements of an Eligible Account (and amounts on deposit therein shall be invested in Permitted Investments), unless all such collections are remitted on a daily basis to the Master Servicer for deposit into the Collection Account.

     The Collection Account may, upon written notice to the Issuer, and the Indenture Trustee, be transferred to a different institution, provided that such transfer is to an Eligible Account.

     Section 5.03. TRUSTEE COLLECTION ACCOUNT. On each Master Servicer Remittance Date, the Master Servicer shall transfer from the Collection Account to the Trustee Collection Account the amount necessary for the Indenture Trustee to make the required distributions pursuant to Section 3.05(a) of the Indenture. On each Master Servicer Remittance Date the Master Servicer shall deposit into the Trustee Collection Account from its own funds an amount equal to the lesser of (i) the Prepayment Interest Shortfalls for the related collection period and
(ii) its Servicing Fee for the related Collection Period prior to any reduction thereof on account of any Prepayment Interest Shortfall. Such requirement respecting deposits into the Trustee Collection Account is exclusive. In the event that any amount not required to be deposited into the Trustee Collection Account is so deposited, the Master Servicer may at any time direct the Indenture Trustee to withdraw such amount from the Trustee Collection Account and deliver it to or at the direction of Master Servicer, any provision herein to the contrary notwithstanding.

     The Indenture Trustee may, but need not, invest funds in the Trustee Collection Account, and if such funds are invested, they shall be invested only in Permitted Investments. No Permitted Investment may be sold or disposed of at a gain prior to maturity, unless the Indenture Trustee shall have obtained an Opinion of Counsel at the Indenture Trustee's expense that such sale or disposition will not cause the Trust to be to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes. All net income shall be for the account of the Indenture Trustee. The amount of any losses incurred in respect therewith shall be deposited into the Trustee Collection Account by the Indenture Trustee out of its own funds immediately as incurred.

     Section 5.04. PRE-FUNDING ACCOUNT.

     (a) On the Closing Date, the Transferor shall deposit into the Pre-Funding Account an amount equal to the Initial Pre-Funded Amount from the proceeds of the sale of the Securities. The Transferor shall designate $102,887,198.77 of such amount as allocated to Group I, $101,266,193.16 of such amount as allocated to Group II, $22,425,166.48 of such amount as allocated to Group III. On each related Subsequent Transfer Date, the Master Servicer shall instruct the Indenture Trustee in writing to (i) withdraw from the Pre-Funding Account an amount equal to the aggregate Principal Balance as of the related Subsequent Cut-Off Date of the Subsequent Mortgage Loans to be sold to the Trust on such Subsequent Transfer Date, (ii) allocate such withdrawal among amounts reserved for Group I, Group II, and Group III as indicated by the Master Servicer and
(iii) pay such amount to or upon the order of the Transferor upon satisfaction of the conditions set forth in this Agreement and in the related Subsequent Transfer Agreement with respect thereto.

     (b) The Master Servicer may cause the institution maintaining the Pre-Funding Account to invest any funds therein in Permitted Investments having a maturity of up to 180 days or maturing or otherwise available not later than the Business Day preceding the related date on which funds are scheduled to be withdrawn to purchase Subsequent Mortgage Loans; provided, that any investment in an obligation of the institution with which the Pre-Funding Account is maintained may mature on or before 10:30 a.m., New York time, on such date; and provided further, that no such investment may be sold or disposed of prior to maturity. Notwithstanding the foregoing, in the event investment earnings have not matured on any Subsequent Transfer Date, the amount of such earnings accrued as of such Subsequent Transfer Date may be advanced by the Master Servicer for deposit into the Pre-Funding Account (which advance shall be reimbursed to the Master Servicer from such investment earnings at maturity). At any time when the Indenture Trustee is maintaining the Pre-Funding Account, any request by the Master Servicer to invest funds on deposit therein shall be in writing, delivered to the Indenture Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day. The Master Servicer shall certify that the requested investment is a Permitted Investment maturing at or prior to the time required hereby. Any such investment shall be registered in the name of the Indenture Trustee or its nominee, and to the extent that any such investment is certificated, such investment shall be maintained with the Indenture Trustee at its Corporate Trust Office. All net income or other gain received from any such investment shall be deposited into or credited to the Capitalized Interest Account, and may be withdrawn therefrom in accordance with Section 5.06 hereof. The amount of any net losses incurred in respect of the principal amount of any such investment shall be deposited into the Pre-Funding Account by the Master Servicer out of its own funds immediately as realized.

     Section 5.05. FUNDING ACCOUNT.

     (a) On each Payment Date during the Managed Amortization Period with respect to Group III, the Master Servicer shall withdraw from the Collection Account and deposit into the Funding Account the lesser of (i) the aggregate amount of Additional Balances created during the related Collection Period and
(ii) Principal Collections with respect to Mortgage Loans assigned to Group III.

     (b) The Master Servicer may cause the institution maintaining the Funding Account to invest any funds therein in Permitted Investments having a maturity of up to 90 days or maturing or otherwise available not later than the Business Day preceding the related date on which funds are scheduled to be withdrawn to purchase Additional Balances; provided, that any investment in an obligation of the institution with which the Funding Account is maintained may mature on or before 10:30 a.m., New York time, on such Subsequent Transfer Date; and provided further, that no such investment may be sold or disposed of prior to maturity. At any time when the Indenture Trustee is maintaining the Funding Account, any request by the Master Servicer to invest funds on deposit therein shall be in writing, delivered to the Indenture Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day. The Master Servicer shall certify that the requested investment is a Permitted Investment maturing at or prior to the time required hereby. Any such investment shall be registered in the name of the Indenture Trustee or its nominee, and to the extent that any such investment is certificated, such investment shall be maintained with the Indenture Trustee at its Corporate Trust Office. All net income or other gain received from any such investment shall be deposited into or credited to the Funding Account, and shall be distributed in accordance with this Section. The amount of any net losses incurred in respect of the principal amount of any such investment shall be deposited into the Funding Account by the Master Servicer out of its own funds immediately as realized.

     (c) On any date during the Managed Amortization Period with respect to Mortgage Loans assigned to Group III (but not, in either case, more frequently than once each month), the Master Servicer shall, to the extent on deposit in the Funding Account, direct the Indenture Trustee to withdraw and deliver to the Seller, as payment for Additional Balances, an amount equal to such Additional Balances. On the first Payment Date after the end of the Managed Amortization Period, the Master Servicer shall transfer all amounts on deposit in the Funding Account and allocated to Group III to the Trustee Collection Account for payment to the Class IIIA-1 Noteholders and on the Variable Funding Note pursuant to
Section 3.05(a) of the Indenture.

     Section 5.06. CAPITALIZED INTEREST ACCOUNT. The Master Servicer shall direct the Indenture Trustee to invest funds on deposit in the Capitalized Interest Account in Permitted Investments or such other investment as may be acceptable to the Rating Agencies. No such investment in the Capitalized Interest Account shall mature later than the Business Day immediately preceding the next succeeding Payment Date (except if such investment is an obligation of, or is managed or advised by, the Indenture Trustee, in which case such investment shall mature not later than such Payment Date, or such other date as may be approved by the Rating Agencies). The Indenture Trustee shall identify by book entry to its appropriate records the status of the Trust as secured party with respect to the investments made with funds deposited into the Capitalized Interest Account. Any net investment income on the Capitalized Interest Account shall be deposited into or credited to the Capitalized Interest Account as received. On the Closing Date, the Transferor shall make a cash deposit from the proceeds of the sale of the Term Notes into the Capitalized Interest Account (which amount may be evidenced by a Letter of Credit delivered pursuant to Section 3.19, and which Letter of Credit may also be used in connection with
Section 5.07(b)).

     On each Payment Date, the Indenture Trustee shall, to the extent of funds on deposit in the Capitalized Interest Account, withdraw the Capitalized Interest Requirement, as specified by the Master Servicer in a notice to the Indenture Trustee for such purpose, from the Capitalized Interest Account and deposit the Capitalized Interest Requirement into the Trustee Collection Account to be distributed in accordance with Section 3.05(a) of the Indenture. Following the withdrawal of the Capitalized Interest Requirement as set forth in the immediately preceding sentence on each Payment Date, the Indenture Trustee shall, to the extent of funds on deposit in the Capitalized Interest Account, withdraw the Overfunded Capitalized Interest Amount from the Capitalized Interest Account and pay it to or at the direction of the Transferor. At the end of the Pre-Funding Period, following any required transfer pursuant to the two immediately preceding sentences, the Indenture Trustee shall, to the extent of funds on deposit in the Capitalized Interest Account, withdraw all the entire amount then on deposit in the Capitalized Interest Account and pay it to or at the direction of the Transferor.

     Section 5.07. Reserved

                                   ARTICLE VI

                               THE MASTER SERVICER

     Section 6.01. LIABILITY OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it hereunder.

     Section 6.02. MERGER OR CONSOLIDATION OR ASSUMPTION OF THE OBLIGATIONS OF THE MASTER SERVICER. Any Person into which the Master Servicer may be merged or converted or with which it may be consolidated, any Person resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     The Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person qualified to service the Mortgage Loans, shall be reasonably satisfactory to the Issuer; and the Indenture Trustee, as pledgee of the Mortgage Loans, shall be willing to service the Mortgage Loans and shall execute and deliver to the Indenture Trustee and the Issuer an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer, containing an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; and provided further, that no Rating Agency, after notice thereto, shall have notified the Indenture Trustee in writing that such assignment and delegation would result in a Rating Event; and provided further, that the Owner Trustee shall have received an Opinion of Counsel to the effect that such assignment or delegation would not cause the Trust to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.

     Section 6.03. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, that this provision shall not protect the Master Servicer or any such Person against any liability that would otherwise be imposed on it by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard thereof. The Master Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director, officer, employee or agent thereof shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any Proceeding relating to this Agreement or the Securities, including any amount paid to the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard thereof. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, that the Master Servicer may in its sole discretion undertake any action that it may deem necessary or desirable in respect of this Agreement, the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Master Servicer shall be entitled to reimbursement therefor. The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or Article VII in respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination or from events that occurred prior to such resignation or termination.

     Section 6.04. MASTER SERVICER NOT TO RESIGN. Subject to the provisions of
Section 6.02, the Master Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed upon it except (a) upon a determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with other activities carried on by it or any Affiliate thereof, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or such Affiliate at the date of this Agreement or (b) upon the satisfaction of the following conditions:
(i) the Master Servicer shall have proposed a successor master servicer to the Issuer and the Indenture Trustee in writing, and such proposed successor master servicer shall be reasonably acceptable to the Issuer and the Indenture Trustee; and (ii) each Rating Agency, after prior notice thereto, shall have delivered a letter to the Issuer and the Indenture Trustee prior to the appointment of such proposed successor master servicer stating that such proposed appointment would not result in a Rating Event; provided, that no such resignation by the Master Servicer shall become effective until such successor master servicer shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor master servicer in accordance with Section 7.02. An Opinion of Counsel delivered to the Issuer and the Indenture Trustee and shall be required in connection with any such determination permitting the resignation of the Master Servicer.

     Section 6.05. DELEGATION OF DUTIES. In the ordinary course of its business, the Master Servicer may at any time delegate any of its duties hereunder to any Person (including any Affiliate of the Master Servicer), that agrees to conduct such duties in accordance with standards comparable to those applicable to the Master Servicer hereunder. Such delegation shall not relieve the Master Servicer of liability or responsibility with respect to such duties, and shall not constitute a resignation of the Master Servicer pursuant to Section 6.04.

     Section 6.06. INDENTURE TRUSTEE FEES AND EXPENSES; INDEMNIFICATION.

     (a) After the Closing Date, the Master Servicer covenants and agrees to pay, in accordance with Section 6.07 of the Indenture, from amounts on deposit in the Collection Account, to the Indenture Trustee and any co-trustee from time to time, and the Indenture Trustee and any such co-trustee shall be entitled to compensation in an amount equal to investment earnings, net of losses on amounts on deposit in the Trustee Collection Account for the two calendar days preceding the related Payment Date, which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, for all services rendered by each of them in the execution of the trusts created under the Indenture and in the exercise and performance of any of the powers and duties under the Indenture of the Indenture Trustee and any such co-trustee. The Indenture Trustee and any such co-trustee shall be entitled to payment or reimbursement in accordance with the Indenture from amounts on deposit in the Collection Account, upon request therefrom for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any such co-trustee, respectively, in accordance with any of the provisions of this Agreement or the other Basic Documents, except any such expenses, disbursements or advances as may arise from the negligence, willful misfeasance or bad faith of the Indenture Trustee or such co-trustee, as the case may be. The Indenture Trustee shall be entitled to be reimbursed by the Master Servicer (or, if the Master Servicer is unable to fulfill such obligation, in accordance with Section 3.05(a)(xiii) of the Indenture) for all costs associated with the transfer of servicing from the Master Servicer to the Indenture Trustee, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively. If the Indenture Trustee or an Affiliate thereof becomes the successor Master Servicer, any custody fees and expenses shall also be paid pursuant to Section 3.05(a)(xiii) of the Indenture.

     (b) The Indenture Trustee shall be indemnified and held harmless by the Master Servicer for any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee, arising out of or in connection with the performance of its duties under the Basic Documents (but not with respect to the performance of any of its duties under the Administration Agreement), including the costs and expenses (including reasonable attorneys' fees and expenses) of defending the Indenture Trustee against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document; provided, that:

          (i) with respect to any such claim, the Indenture Trustee shall have given the Master Servicer written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof;

          (ii) while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

          (iii) notwithstanding anything herein to the contrary, the Master Servicer shall not be liable for the settlement of any claim by the Indenture Trustee entered into without the prior written consent of the Master Servicer.

     No termination of this Agreement shall affect the obligations created by this Section of the Master Servicer to indemnify the Indenture Trustee under the conditions and to the extent set forth herein.

     Notwithstanding the foregoing, the indemnification provided pursuant to this paragraph shall not pertain to any loss, liability or expense of the Indenture Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with (i) any actions taken by the Indenture Trustee at the direction of the Securityholders pursuant to the terms of the Basic Documents unless consented to by the Master Servicer or (ii) any actions taken by the Indenture Trustee in its capacity as administrator under the Administration Agreement.

     Section 6.07. INDEMNIFICATION OF OWNER TRUSTEE BY MASTER SERVICER. The Owner Trustee and its successors, assigns, agents and servants (collectively the "Indemnified Parties") shall be indemnified, defended and held harmless by the Master Servicer for any liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable attorney's fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") that may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Basic Documents, the Trust Estate or the administration of the Trust Estate or the action or inaction of the Owner Trustee, provided that:

     (a) The Master Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Owner Trustee's gross negligence with respect to the handling of funds, or with respect to any other acts, willful misconduct, negligence or bad faith, or as a result of any inaccuracy of an express representation or warranty contained in
Section 6.03 of the Trust Agreement;

     (b) With respect to any such claim, the Indemnified Party shall have given the Master Servicer written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof;

     (c) While maintaining control over its own defense, the Indemnified Party shall cooperate and consult fully with the Master Servicer in preparing such defense;

     (d) Notwithstanding anything to the contrary, the Master Servicer shall not be liable for the settlement of any claim by an Indemnified Party entered into without the prior written consent of the Master Servicer.

     No termination of this Agreement shall affect the obligation created by this Section of the Master Servicer to indemnify the Owner Trustee and the Indemnified Parties under the conditions and to the extent set forth herein.

                                  ARTICLE VII
                                    DEFAULT

     Section 7.01. DEFAULT. If any one of the following events (each, a "Servicing Default") shall occur and be continuing:

     (a) any failure by the Master Servicer to deposit into any Collection Account or the Trustee Collection Account any deposit required to be made under the terms of this Agreement that continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer or the Indenture Trustee;

     (b) any failure on the part of the Master Servicer to duly observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement, which failure materially and adversely affects the interests of any Securityholder, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the Issuer or the Indenture Trustee;

     (c) the entry against the Master Servicer of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar Proceeding, or for the winding up or liquidation of its affairs; and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (d) the Master Servicer shall voluntarily go into liquidation or consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceeding of or relating to the Master Servicer or all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceeding, or for the winding-up or liquidation of the Master Servicer's affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged, unbonded and unstayed for a period of 60 days, or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in each case, the Master Servicer shall immediately notify the Indenture Trustee and the Owner Trustee in writing thereof and, for so long as such Servicing Default shall not have been remedied by the Master Servicer, then Issuer or the Indenture Trustee, by notice then given in writing to the Master Servicer, may terminate all rights and obligations of the Master Servicer hereunder, other than the Master Servicer's right to receive servicing compensation and reimbursement of expenses hereunder during any period prior to the date of such termination; and the Indenture Trustee or the Owner Trustee may exercise any and all other remedies available at law or in equity. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Issuer. Subject to Section 7.02, on or after receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement shall pass to and be vested in the Indenture Trustee as pledgee of the Mortgage Loans pursuant to this Section. Without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney in-fact or otherwise, any and all documents or other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan or the related Mortgage Documents or Related Documents, or otherwise. The Master Servicer agrees to cooperate fully with the Owner Trustee and the Indenture Trustee in effecting the termination of the rights and responsibilities of the Master Servicer hereunder, including the transfer to the Indenture Trustee (or other applicable successor) for the administration by it of all cash relating to the Mortgage Loans that shall at the time be held by the Master Servicer for deposit into the Collection Account, or that have been thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer and, in any event, if the initial Master Servicer cannot pay any such amount, in accordance with Section
3.05 of the Indenture) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled hereunder, its Servicing Fee in respect thereof and any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to such termination.

     Notwithstanding the foregoing, a delay in or failure of performance under paragraph (a) or (b) above, after the expiration of the applicable grace periods, shall not constitute a Servicing Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an Act of God, any act of the public enemy, declared or undeclared war, public disorder, rebellion or sabotage, or epidemic, landslide, lightning, fire, hurricane, earthquake or flood. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its obligations hereunder in a timely manner in accordance with the terms hereof, and the Master Servicer shall provide the Owner Trustee and the Indenture Trustee with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

     Section 7.02. INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

     (a) Within 90 days after the date the Master Servicer and the Indenture Trustee receive a notice of termination pursuant to Section 7.01 or sends a resignation notice pursuant to Section 6.04, the Indenture Trustee, as pledgee of the Mortgage Loans, shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer hereunder and with respect to the transactions set forth herein, and shall be subject to all responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms hereof. Nothing in any Basic Document shall be construed to permit or require the Indenture Trustee to (i) be responsible or accountable for any act or omission of any prior Master Servicer prior to the issuance of the related notice of termination hereunder, (ii) in its capacity as successor Master Servicer, purchase, repurchase or substitute any Mortgage Loan or fund any Additional Balances with respect thereto, (iii) fund any losses on any Permitted Investment directed by any prior Master Servicer hereunder or (iv) be responsible for the representations or warranties of any such prior Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. If the Indenture Trustee is (i) unwilling to act as successor Master Servicer or (ii) legally unable so to act, then the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder with respect to all or any part of the Master Servicer's responsibilities, duties or liabilities hereunder; provided, that no Rating Agency, after prior notice thereto, shall have notified the Indenture Trustee in writing that the appointment of such successor Master Servicer would result in a Rating Event. Notwithstanding the foregoing, pending the appointment of a successor Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as provided above. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation that the Master Servicer would otherwise have received pursuant to Section 3.10 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer that may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of any predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any other Basic Document. The Indenture Trustee and such successor Master Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor Master Servicer, including the Indenture Trustee shall not be deemed to be in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to make any required deposit into the Collection Account or otherwise cooperate with any required servicing transfer or succession hereunder.

     Section 7.03. NOTIFICATION TO SECURITYHOLDERS. Upon any termination of or appointment of a successor Master Servicer hereunder, the Indenture Trustee shall give prompt written notice thereof to the Issuer, the Indenture Trustee and each Rating Agency.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 8.01. AMENDMENT. This Agreement may be amended from time to time by the parties hereto (i) to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, add any provision that provides additional rights to the Certificateholders or Noteholders or ensure that the Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that (A) (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Certificateholder or Noteholder and (ii) an Opinion of Counsel is delivered to the effect that such amendment will not materially and adversely affect the interest of any Certificateholder or Noteholder or (B) to the extent affected thereby, with the consent of the Holders of Notes evidencing not less than a majority of the Note Balance of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Percentage Interests of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Note Balance of the Notes and the Percentage Interests of the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

     Promptly after the execution of any such amendment or consent, the Master Servicer shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee. It shall not be necessary for the consent of the Certificateholder or Noteholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder or Noteholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee may prescribe from time to time.

     Section 8.02. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDERATION OF THE CHOICE OF LAW PRINCIPLES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 8.03. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail, return receipt requested or by facsimile,
(a) if to the Depositor, to 245 Park Avenue, 4th Floor, New York, New York 10167, Attention: Asset Backed Securities Group (b) if to the Master Servicer, to 500 Washington Street, Columbus, Indiana 47201, Attention: Ellen Mufson, Esq. and Gloria Curry (with a copy to the Transferor and to Edwin Corbin, Mary Rottman and Gary Iorfido, Esq. 12677 Alcosta Blvd., Suite 500, San Ramon, California 94583); (c) if to the Transferor, to 500 Washington Street, Columbus, Indiana 47201, Attention: Ellen Mufson, Esq. and Gloria Curry (with a copy to the Master Servicer and to Edwin Corbin, Mary Rottman and Gary Iorfido, Esq. 12677 Alcosta Blvd., Suite 500, San Ramon, California 94583); (d) if to Moody's, to 99 Church Street, 4th Floor, New York, New York 10001, Attention: Home Mortgage Loan Monitoring Group; (e) if to Standard & Poor's, to 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group and Structured Finance Residential Department; (f) if to Fitch, to 1 State Street Plaza, New York, New York 10004; (g) if to the Owner Trustee, to Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Irwin Home Equity Loan Trust 2001-2 (with a copy to each Rating Agency); (h) if to the Issuer, to c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Irwin Home Equity Loan Trust 2001-2; (i) if to the Indenture Trustee, to 11000 Broken Land Parkway, Columbia, Maryland 21044 (with a copy to the Indenture Trustee at Wells Fargo Center, MAC # 9311-161, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services ); and (j) as to each of the foregoing Persons, at such other address or facsimile numbers as shall be designated by such Person in a written notice to the other foregoing Persons.

     Section 8.04. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Securityholders.

         Section 8.05. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Owner Trustee, and their respective successors and permitted assigns. Except as otherwise provided herein, no other Person shall have any right or obligation hereunder.

     Section 8.06. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

     Section 8.07. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and in the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

     Section 8.08. TERMINATION; CLEAN-UP CALL.

     (a) The respective obligations and responsibilities of the parties hereto shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture, following the earlier of (i) the date on or before which the Indenture or the Trust Agreement is terminated; or (ii) the purchase by the Transferor of all Mortgage Loans pursuant to paragraph (b) below.

     (b) Subject to the provisions of Paragraph (c) below, the Transferor shall have the right to purchase the Mortgage Loans and the Trust Estate on any date on which the aggregate of the Principal Balances of the Mortgage Loans is less than 10% of the sum of the aggregate of the Principal Balances of the Mortgage Loans as of the Initial Cut-Off Date plus the Initial Pre-Funded Amount, at a price equal to 100% of the aggregate unpaid Principal Balance of all such remaining Mortgage Loans, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders (and any unpaid Servicing Fee shall be deemed to have been paid at such time) plus any unpaid amounts owed to the Indenture Trustee and the Administrator, any Interest Carry-Forward Amount and interest owed thereon to the Noteholders and if the Notes are redeemed prior to the Payment Date in March 2004, the Class A-IO Notes will be entitled to receive their adjusted issue price, which will be approximately equal to the present value of the remaining payments on the Class A-IO Notes, using a discount rate equal to the discount rate reflected in the price paid by the initial purchaser of the Class A-IO Notes on the Closing Date. If the Transferor exercises any such right, the Transferor shall deposit the amount calculated above with the Indenture Trustee for distribution to the Securityholders and, upon the receipt of such deposit, the Indenture Trustee or the Custodian shall release the related Mortgage Files to the Master Servicer.

     (c) The Master Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution at the time the Mortgage Loans are to be released to the Transferor, appropriate documents assigning each such Mortgage Loan from the Indenture Trustee or the Issuer to the Transferor.

     Section 8.09. CERTAIN MATTERS AFFECTING THE INDENTURE TRUSTEE. For all purposes of this Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

     Section 8.10. OWNER TRUSTEE NOT LIABLE FOR MORTGAGE DOCUMENTS OR RELATED DOCUMENTS. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any Basic Document, the Securities (other than the signature of the Owner Trustee on the Certificate), or any Mortgage Document or Related Document. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Securityholders, including the compliance by the Transferor with any representation or warranty made in any Basic Document or the accuracy of any such representation or warranty, or any action of the Paying Agent, the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

     Section 8.11. RESERVED.

     Section 8.12. LIMITATION OF LIABILITY OF OWNER TRUSTEE. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee, and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     IN WITNESS WHEREOF, the Depositor, the Transferor, the Master Servicer, the Issuer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives as of the date and year first above written.

                            BEAR STEARNS ASSET BACKED SECURITIES, INC.


                            By:
                                -----------------------------------------
                                Name:
                                Title:

                            IHE FUNDING CORP. II, as Transferor


                            By:
                                -----------------------------------------
                                Name:
                                Title:

                            IRWIN UNION BANK AND TRUST
                            COMPANY, as Master Servicer


                            By:
                                -----------------------------------------
                                Name:
                                Title:

                            IRWIN HOME EQUITY LOAN TRUST 2001-2,
                            as Issuer

                            By:     WILMINGTON TRUST COMPANY,
                                    not in its individual capacity but
                                    solely as Owner Trustee


                            By:
                                -----------------------------------------
                                Name:
                                Title:



                            WELLS FARGO BANK MINNESOTA
                            NATIONAL ASSOCIATION, not in its
                            individual capacity but solely as
                            Indenture Trustee


                            By:
                                -----------------------------------------
                                Name:
                                Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                         [TO BE PROVIDED UPON REQUEST]

                                    EXHIBIT B

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

     That Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee") under the indenture dated as of August 31, 2001 (the "Indenture"), between Irwin Home Equity Loan Trust 2001-2 and the Indenture Trustee, a national banking association existing under the laws of the United States of America and having its principal office located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479, hath made, constituted and appointed, and does by these presents make, constitute and appoint Irwin Union Bank and Trust Company ("Irwin"), a bank organized and existing under the laws of the State of Indiana, as Master Servicer under the Sale and Servicing Agreement (defined below) and Irwin Home Equity Corporation, an Indiana corporation, as initial subservicer thereunder, its true and lawful attorney-in-fact, with full power and authority to sign, execute, acknowledge, deliver, file for recordation and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the Mortgage Loans or the related Mortgaged Properties, Mortgage Documents or Related Documents, for which the undersigned is acting as Indenture Trustee (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of related Mortgage Documents) and for which Irwin is acting as Master Servicer pursuant to the sale and servicing agreement dated as of August 31, 2001 (the "Sale and Servicing Agreement"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

     This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage Loan, where such modification or re-recording is for the purpose of correcting the Mortgage Loan to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and such modification or re-recording, in either instance, does not adversely affect the Lien of the Mortgage Loan as insured.

2. The subordination of the Lien of a Mortgage Loan to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this paragraph shall include the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish the same.

3. With respect to a Mortgage Loan, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including any and all of the following acts:

     a. the substitution of trustee(s) serving under a deed of trust, in accordance with state law and such deed of trust;

     b.   statements of breach or non-performance;

     c.   notices of default;

     d. cancellations/rescissions of notices of default and/or notices of sale;

     e.   the taking of a deed in lieu of foreclosure; and

     f. such other documents and actions as may be necessary under the terms of the Mortgage Loan or state law to expeditiously complete such transactions.

4. The conveyance of mortgaged properties to a mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.   The completion of loan assumption agreements.

6. The full satisfaction and/or release of a Mortgage Loan or full reconveyance upon payment and discharge of all sums secured thereby, including cancellation of any related Mortgage Documents.

7. The assignment of any Mortgage Loan and the related Mortgage Documents in connection with the repurchase of such Mortgage Loan.

8. The full assignment of a Mortgage Loan upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof including, without limitation, the endorsement of the related Mortgage Documents.

9. The subordination of the Lien of a Mortgage Loan, where such subordination is in connection with any modification pursuant to Section 3.01(b) of the Sale and Servicing Agreement, and the execution of partial satisfactions or releases in connection with such Section.

10. The modification or re-recording of a Mortgage Loan, where such modification or re-recording is for the purpose of any modification pursuant to Section 3.03 of the Sale and Servicing Agreement.

11. Any other modification of the terms of a Mortgage Loan (including the Mortgage Interest Rate thereon) made in accordance with the Sale and Servicing Agreement.

     The undersigned gives such attorneys-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and does hereby ratify and confirm to all that such attorneys-in-fact shall lawfully do or cause to be done by authority hereof.

     Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney, and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation shall have been made in writing by the undersigned.

                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee


                                   By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT C

                        REQUEST FOR RELEASE OF DOCUMENTS



To:  Wells Fargo Bank Minnesota, N.A.
     1015 10th Avenue S.E.
     Minneapolis, MN 55414-0031
     Attn:  Inventory Control

     Re: Sale and Servicing Agreement dated as of August 31, 2001, among Bear Stearns Asset Backed Securities, Inc., Irwin Union Bank and Trust Company, IHE Funding Corp. II, Irwin Home Equity Loan Trust 2001-2 and Wells Fargo Bank MINNESOTA, NATIONAL ASSOCIATION

     In connection with the administration of the Mortgage Loans held by you as Indenture Trustee pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:



Reason for Requesting Documents (check one):

_____      1.     Mortgage Paid in Full

_____      2.     Foreclosure

_____      3.     Substitution

_____      4.     Other Liquidation (Repurchased, etc.)

_____      5.     Nonliquidation          Reason:_________________

Address to which Indenture Trustee should Deliver the Mortgage File:

                            __________________________________
                            __________________________________
                            __________________________________

                                     By:      ________________________________
                                                     (authorized signer)

                                     Issuer:  ________________________________

                                     Address: ________________________________
                                              ________________________________

                                      Date:   ________________________________

Wells Fargo Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:


__________________________________________               _______________
Signature                                                Date
Documents returned to Indenture Trustee:


__________________________________________               _______________
Indenture Trustee                                        Date

                                    EXHIBIT D

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

     Transfer No. __ of Subsequent Mortgage Loans, dated as of ____________, 200__, among Irwin Union Bank and Trust Company, a bank organized under the laws of the State of Indiana ("Irwin Union Bank"), as Seller (in such capacity, the "Seller"), IHE Funding Corp. II, a Delaware corporation, as Transferor (the "Transferor"), Irwin Home Equity Loan Trust 2001-2, as issuer (the "Issuer"), and Wells Fargo Bank Minnesota, National Association, as indenture trustee (in such capacity, the "Indenture Trustee").

                                   WITNESSETH:

     WHEREAS, the Seller and the Transferor are parties to the Mortgage Loan Sale Agreement dated as of August 31, 2001 (the "Mortgage Loan Sale Agreement"), between the Seller and the Transferor;

     WHEREAS, the Transferor and Bear Stearns Asset Backed Securities, Inc. ("Bear Stearns") are parties to the Purchase and Sale Agreement dated as of August 31, 2001 (the "Purchase and Sale Agreement"), between Transferor and Bear Stearns;

     WHEREAS, the Transferor, Irwin Union Bank, the Issuer and the Indenture Trustee are parties to the sale and servicing agreement dated as of August 31, 2001 (the "Sale and Servicing Agreement"), among the Transferor, Irwin Union Bank, as master servicer (in such capacity, the "Master Servicer"), Bear Stearns, as depositor (in such capacity, the "Depositor"), the Issuer and the Indenture Trustee;

     WHEREAS, pursuant to the Sale and Servicing Agreement and the Mortgage Loan Sale Agreement, the Seller desires to convey certain Subsequent Mortgage Loans (as hereinafter defined) to the Transferor and the Transferor desires to convey such Subsequent Mortgage Loans to the Issuer; and

     WHEREAS, pursuant to the Indenture , the Issuer desires to pledge such Subsequent Mortgage Loans to the Indenture Trustee.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1. DEFINED TERMS. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of August 31, 2001 (the "Indenture"), between the Depositor and the Indenture Trustee.

     "Agreement" means this Subsequent Transfer Agreement and all amendments hereof and supplements hereto.

     "Subsequent Cutoff Date" means, with respect to the Subsequent Mortgage Loans conveyed hereby, ________, 200__.

     "Subsequent Mortgage Loans" means the Mortgage Loans identified on the Mortgage Loan Schedule specified in Section 2 hereof.

     "Subsequent Transfer Date" means, with respect to the Subsequent Mortgage Loans conveyed hereby, ________, 200__.

     Section 2. MORTGAGE LOAN SCHEDULE. Annexed hereto is a supplement to Schedule A to the Sale and Servicing Agreement listing the Subsequent Mortgage Loans to be conveyed by the Seller to the Transferor, and by the Transferor to the Trust pursuant to this Agreement on the Subsequent Transfer Date.

     Section 3. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS BY THE SELLER. Subject to the conditions set forth in Section 7, in consideration of the Transferor's delivery to or upon the order of the Seller of an amount equal to $____________________ , the Seller does hereby sell, transfer, assign and otherwise convey to the Transferor, without recourse (subject to the Seller's obligations hereunder):

     (a) all right, title and interest of the Seller in and to the Subsequent Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and all interest accrued after the Subsequent Cut-Off Date and principal received relating to the Principal Balances of the Subsequent Mortgage Loans as of the Subsequent Cut-Off Date, and any Additional Balances relating thereto;

     (b) all right, title and interest of the Seller in the Lien on the Mortgaged Properties created by the related Mortgage Documents;

     (c) all right, title and interest of the Seller in any Liquidation Proceeds and Insurance Proceeds covering the Subsequent Mortgage Loans or the related Mortgaged Properties or Mortgagors; and

     (d) any proceeds of the foregoing and all other assets included or to be included in the Trust for the benefit of the Securityholders.

     Section 4. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS BY THE TRANSFEROR. Subject to the conditions set forth in Section 7, in consideration of the Indenture Trustee's delivery on behalf of the Trust to or upon the order of the Transferor of an amount equal to $ ____________ (i.e., the aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-Off Date), the Transferor does hereby sell, transfer, assign and otherwise convey to the Trust, without recourse (subject to the Transferor's obligations hereunder);

     (a) all right, title and interest of the Transferor in and to the Subsequent Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and all interest accrued after the Subsequent Cut-Off Date and principal received relating to the Principal Balances of the Subsequent Mortgage Loans as of the Subsequent Cut-Off Date, and any Additional Balances relating thereto;

     (b) all right, title and interest of the Transferor in the Lien on the Mortgaged Properties created by the related Mortgage Documents; Servicing Agreement

     (c) all right, title and interest of the Transferor in any Liquidation Proceeds and Insurance Proceeds covering the Subsequent Mortgage Loans or the related Mortgaged Properties or Mortgagors; and

     (d) any proceeds of the foregoing and all other assets included or to be included in the Trust for the benefit of the Securityholders

     Section 5. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller does hereby reaffirm the representations and warranties set forth in Section 3.01 of the Mortgage Loan Sale Agreement for the benefit of the other parties hereto, and further represents and warrants that the statements set forth in Section 3.02 with respect to the Initial Mortgage Loans are true with respect to the Subsequent Mortgage Loans; provided, that references therein to "Closing Date" and "Initial Cut-Off Date" shall be deemed herein to be "Subsequent Transfer Date" and "Subsequent Cut-Off Date". Such representations and warranties shall survive the sale, transfer and assignment of the Subsequent Mortgage Loans to the Trust and the pledge thereof to the Indenture Trustee.

     Section 6. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. The Transferor does hereby reaffirm the representations and warranties set forth in Section
3.01 of the Purchase and Sale Agreement for the benefit of the Trust and the Indenture Trustee, and further represents and warrants that the statements set forth in Section 3.02 with respect to the Initial Mortgage Loans are true with respect to the Subsequent Mortgage Loans; provided, that references therein to "Closing Date" and "Initial Cut-Off Date" shall be deemed herein to be "Subsequent Transfer Date" and "Subsequent Cut-Off Date". Such representations and warranties shall survive the sale, transfer and assignment of the Subsequent Mortgage Loans to the Trust and the pledge thereof to the Indenture Trustee.

     Section 7. CONDITIONS PRECEDENT. The obligation of the Trust to acquire the Subsequent Mortgage Loans hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent: (i) each of the representations and warranties made by the Seller in Section 5 and (ii) each of the representations and warranties made by the Transferor in Section 6, shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date. The Transferor hereby confirms that the conditions specified in Section 2.02(b) have been satisfied.

     The Indenture Trustee shall not be required to investigate or otherwise verify satisfaction of the conditions listed above, but shall be entitled to conclusively rely upon Opinions of Counsel and Officer's Certificates confirming such fulfillment.

     Section 8. REAFFIRMATION OF AGREEMENTS. All terms, conditions and provisions of the Mortgage Loan Sale Agreement are hereby reaffirmed and incorporated by reference by the Seller and the Transferor as to the Subsequent Mortgage Loans, and all terms, conditions and provisions of the Sale and Servicing Agreement are hereby reaffirmed and incorporated by reference by the Transferor as to the Subsequent Mortgage Loans.

     Section 9. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York without consideration of the choice of laws principles thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws; provided, however, the immunities, authority and standard of care of the Indenture Trustee shall be governed by the jurisdiction in which its Corporate Trust Office is located.

     IN WITNESS WHEREOF, the Seller, the Transferor, the Issuer and the Indenture Trustee have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                               IRWIN UNION BANK AND TRUST COMPANY,
                               as Seller


                               By:  _________________________________
                                    Name:
                                    Title:


                               IHE FUNDING CORP. II, as Transferor


                               By:  _________________________________
                                    Name:
                                    Title:


                               IRWIN HOME EQUITY LOAN TRUST 2001-2,
                               as Issuer


                               By:   WILMINGTON TRUST COMPANY,
                                     not in its individual capacity
                                     but solely as Owner Trustee


                               By:   __________________________________
                                     Name:
                                     Title:


                               WELLS FARGO BANK MINNESOTA NATIONAL ASSOCIATION, as Indenture Trustee


                               By:   __________________________________
                                     Name:
                                     Title:

                                    EXHIBIT E

                 FORM OF INITIAL/FINAL CERTIFICATION OF TRUSTEE

Bear Stearns Asset Backed Securities, Inc.


Irwin Union Bank and Trust Company
IHE Funding Corp. II
500 Washington Street
Columbus IN


Re:  IRWIN HOME EQUITY LOAN TRUST 2001-2

     The undersigned, a duly authorized representative of Wells Fargo Bank Minnesota, National Association, as Indenture Trustee (the "Indenture Trustee") and pursuant to the Sale and Servicing Agreement dated August 31, 2001, between Bear Stearns Asset Backed Securities, Inc. as Depositor of the Trust, Irwin Union Bank and Trust Company as Master Servicer, IHE Funding Corp. II as Transferor, the Irwin Home Equity Loan Trust 2001-2 and Indenture Trustee, (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Sale and Servicing Agreement"), does hereby certify as follows:

     A. Capitalized terms used in this Certificate have their respective meanings set forth in the Sale and Servicing Agreement. References herein to certain subsections are references to the respective subsections of the Sale and Servicing Agreement.

     B. This Certificate is being delivered pursuant to Section 2.04.

     C. The Undersigned is a Responsible Officer.

     D. This Certificate is being delivered by the date specified in Section
2.04

     E. [Pursuant to and in accordance with the limitations set forth in Section 2.04, the Indenture Trustee hereby certifies and declares that, with noted exceptions on attached schedule, (i) all documents required to be delivered pursuant to Section 2.04 are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn, or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.] [For each 120-day check-in -- in place of Paragraph E.] [Pursuant to and in accordance with the limitations set forth in Section 2.04, the Indenture Trustee hereby certifies and declares that, with the exceptions noted on the attached schedule, that with respect to the Mortgage Loan Documents relating to each Mortgage Loan listed on the attached Mortgage Loan Schedule, the following data elements on such Mortgage Loan Documents are the same as set forth on the Mortgage Loan Schedule for such Mortgage Loan: (a) the Originator's loan number, (b) the Mortgagor's name, (c) the address (including city and state) of the related Mortgaged Property, (d) the original principal balance, (e) the initial interest rate, and (f) the maturity of the related Mortgage Note.]

     IN WITNESS WHEREOF, the Indenture Trustee has caused this Certificate to be duly executed this _____ day of ___________, 20__.

                                        WELLS FARGO BANK MINNESOTA
                                        NATIONAL ASSOCIATION,
                                        as Indenture Trustee


                                        By: ________________________________
                                            Authorized Officer